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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Crown Media Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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CROWN MEDIA HOLDINGS, INC.
12700 Ventura Boulevard
Suite 200
Studio City, California 91604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 26, 2013

To the Stockholders of Crown Media Holdings, Inc.:

        We will hold the annual meeting of stockholders (the "Annual Meeting") of Crown Media Holdings, Inc. ("Crown Media Holdings" or the "Company") at the offices of the Company located at 12700 Ventura Boulevard, Suite 200, Studio City, California 91604, on June 26, 2013, at 12:30 p.m., Pacific Time.

        The purpose of the meeting is to:

  1.
  Elect our 14 board nominees to the Company's board of directors (the "Board");

  2.
  Approve our Chief Executive Officer's and Other Executive Officers' Performance-Based Compensation for IRS Section 162(m) purposes; and

  3.
  Consider any other matters that properly come before the meeting and any adjournments thereof.

        Information concerning the matters to be acted upon at the Annual Meeting is set forth in our Proxy Statement.

        Only stockholders of record of Class A Common Stock at the close of business on May 6, 2013 (the "Record Date") are entitled to receive notice of and to vote at the meeting. A list of the stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list will also be available on the same basis for ten days prior to the Annual Meeting at our principal executive office, 12700 Ventura Boulevard, Suite 200, Studio City, California 91604.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on June 26, 2013:
The Company's Proxy Statement and Annual Report on Form 10-K are available at
www.hallmarkchannel.com/2013annualmeeting.html

        We have elected to furnish our proxy materials over the Internet. On or about May 16, 2013, we are sending our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The Notice contains instructions on how to access and review those documents over the Internet. We anticipate that the Proxy Statement will first be available to stockholders of the Company at our website on or about April 30, 2013. The Notice also instructs you on how to submit your proxy over the Internet. We believe that this process allows us to provide you with the information you need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you would like to receive a printed copy of our proxy materials, you should request such materials no later than June 12, 2013 from the Company's Executive Vice President, Legal and Business Affairs, and General Counsel of the Company at Crown Media Holdings, Inc., 12700 Ventura Boulevard, Suite 200, Studio City, California 91604.

By Order of the Board of Directors
/s/ BRIAN E. GARDNER BRIAN E. GARDNER Secretary

April 30, 2013

PLEASE VOTE. YOUR VOTE IS IMPORTANT.

CROWN MEDIA HOLDINGS, INC.
12700 Ventura Boulevard
Suite 200
Studio City, California 91604

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 26, 2013

        The Board is soliciting proxies (the "Proxies") for use at the Annual Meeting to be held on June 26, 2013 at 12:30 p.m., Pacific Time at offices of the Company located at 12700 Ventura Boulevard, Suite 200, Studio City, California 91604 or at any postponements or adjournments of the Annual Meeting. We anticipate that this Proxy Statement will first be available to stockholders of the Company at our website on or about April 30, 2013.

SOLICITATION OF PROXIES

Voting by Telephone or Internet

        Stockholders of record entitled to vote at the Annual Meeting can simplify their voting and reduce the Company's cost by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If a stockholder's shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the processes of the bank or broker; therefore, stockholders should follow the voting instructions on the form they receive from their bank or broker.

        Stockholders who elect to vote over the Internet may incur costs such as telecommunication and Internet access charges for which the stockholder is solely responsible. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. Pacific Time on June 25, 2013.

Voting by Mail

        You can only vote by mail if you request and receive a paper copy of the proxy materials and proxy card. The Notice provides instructions on how to do this and you should make your request by June 12, 2013. You then vote by completing, signing, dating, and returning a proxy card. The proxy card must be received by the close of business on June 25, 2013. The shares represented will be voted in accordance with the directions in the proxy card.

Stockholders Entitled to Vote

        Stockholders of record as of the close of business on May 6, 2013, the Record Date, are entitled to vote at the Annual Meeting. As of the date of this Proxy Statement, 359,675,936 shares of the Company's Class A common stock, par value $0.01 (the "Class A Common Stock") are issued and outstanding. Each share of Class A Common Stock is entitled to one vote and will vote together as a single class. You may not cumulate votes.

Revocation of Proxies

        You may revoke your proxy at any time before it is exercised by (i) providing written notice of revocation to the Company Secretary, (ii) timely delivery of a later dated proxy (including an Internet or telephone vote), or (iii) attending the Annual Meeting and voting in person.

Quorum; Required Vote

        A majority of the voting power of the outstanding shares entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum. Any stockholder that has properly submitted a proxy will be considered part of the quorum.

        Votes that are withheld and abstentions are deemed as present at the annual meeting, are counted for quorum purposes and, except for voting on directors, will have the same effect as a vote against a matter. Broker non-votes, while counted for general quorum purposes, are not deemed to be present and will have no effect with respect to any matter for which a broker does not have authority to vote. A broker non-vote occurs when a broker submits a proxy but chooses not to vote the shares on a "discretionary" matter or is not permitted to vote on "non-discretionary" matters in cases in which the beneficial owner has not instructed the broker how to vote. All matters being presented in this Proxy Statement are considered "non-discretionary."

        The required vote for Proposal 1 is a plurality of the votes cast, with the 14 nominees receiving the highest number of votes cast elected to the Board. The required vote for Proposal 2 is the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, voting as a single class.

Solicitation Costs

        The Company will bear the cost of soliciting proxies. The Company hired Computershare, Inc. to assist in the solicitation of proxies at a cost of approximately $5,000 plus out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of Class A Common Stock. In addition to using the mails, the Company's officers, employees or agents may also solicit proxies in person or by telephone, facsimile or by other means of electronic communication, but they will not be specifically compensated for such services.

Annual Report on Form 10-K

        Stockholders may receive a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 by contacting the Executive Vice President, Legal and Business Affairs, and General Counsel of the Company at Crown Media Holdings, Inc., 12700 Ventura Boulevard, Suite 200, Studio City, California 91604 or by visiting www.hallmarkchannel.com/2013annualmeeting.html.

Stockholders Sharing the Same Address

        The Company has adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability until such time as one or more of these stockholders notifies us that they want to receive a separate Notice of Internet Availability. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions.

        If you receive a single Notice of Internet Availability as a result of householding and you would like to receive a separate copy, please submit a request to our Executive Vice President, Legal and Business Affairs, and General Counsel at Crown Media Holdings, Inc., 12700 Ventura Boulevard, Suite 200, Studio City, California 91604, and we will promptly send the notice to you. You may also contact the Company's Executive Vice President, Legal and Business Affairs, and General Counsel at the address and phone number above if you receive multiple copies of the Notice of Internet Availability and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their bank, broker, or other nominee.

PLEASE VOTE. YOUR VOTE IS IMPORTANT.

PROPOSAL 1
ELECTION OF DIRECTORS

        Nominations to our Board are governed by our bylaws. Our Board currently has 15 member positions. As of the date of this Proxy Statement, there is one vacancy on the Board. At the Annual Meeting, stockholders will vote for the election of 14 directors, the nominees for which are listed below. All nominees are currently members of our Board and were nominated for election by the Board. The nominees' terms, if elected, will continue until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees has consented to serve on our Board. If any nominee is unable to serve as a director, the current Board may designate a substitute nominee and the proxies will vote all valid proxy cards for the election of the substitute nominee. In accordance with our bylaws, no other nominees by stockholders for directors (except any nomination by or at the direction of the Board) will be proper at the Annual Meeting. Proxies solicited by the Board will not be voted for more than 14 nominees for the Board.

        Because Hallmark Cards, Incorporated ("Hallmark Cards") holds approximately 90.3% of Class A Common Stock, through its subsidiaries H C Crown, LLC ("HCC"), a Delaware limited liability company, and Hallmark Cards GmbH, a German entity ("HC Germany"), its vote in favor of the nominees will be sufficient to elect these nominees regardless of the vote of any other stockholders.

BOARD OF DIRECTORS

Board Nominees

        William J. Abbott, age 51, has been President and Chief Executive Officer and a director of Crown Media Holdings since June 1, 2009. Prior to that, Mr. Abbott was Executive Vice President, Advertising Sales, of Crown Media Holdings since January 2000. Prior to that, he was Senior Vice President, Advertising Sales, of Fox Family Worldwide from January 1997 to January 2000. Mr. Abbott was selected as a director nominee because he is the President and Chief Executive Officer of the Company and because of his extensive experience in the television industry and advertising sales.

        Dwight C. Arn, age 62, has been a director of Crown Media Holdings since March 2008. Mr. Arn has been Associate General Counsel of Hallmark Cards, the Company's parent company, since 1989. Additionally, Mr. Arn has been serving as General Counsel of Hallmark International since 1992 and as General Counsel of Crayola LLC since 1995. Mr. Arn began his career at Hallmark Cards in 1976 and has served in various attorney positions. Mr. Arn was selected as a director nominee because of his business and legal experience.

        Robert C. Bloss, age 57, has been a director of Crown Media Holdings since July 2009. Mr. Bloss has been Senior Vice President—Human Resources of Hallmark Cards since March 2008. He was human resources director for the Hallmark Cards retail business from 2005 to 2008. Mr. Bloss has been human resources director for various divisions of Hallmark Cards since 1986, including the product development and marketing divisions. Mr. Bloss is the chairman of the Compensation Committee. Mr. Bloss was selected as a director nominee because of his experience in the areas of human resources and executive compensation.

        William Cella, age 63, has been a director of Crown Media Holdings since March 2008. Mr. Cella is the Chairman and Chief Executive Officer of The Cella Group, a media sales representation company. Before forming The Cella Group in 2008, Mr. Cella led MAGNA Global, a Media Negotiation, Research and Programming Unit of the Interpublic Group of Companies. From 1997 through 2001, Mr. Cella served as Executive Vice President and Director of Broadcast and Programming for Universal McCann North America. From 1994 through 1997, Mr. Cella served as Director of National Broadcast and Programming for McCann-Erickson and, in 1997, was named Executive Vice President of McCann-Erickson for all of North America. Mr. Cella currently serves as a member of the Company's Nominating Committee. Mr. Cella was selected as a director nominee because of his extensive experience with media and advertising.

        Glenn Curtis, age 54, has been a director of Crown Media Holdings since January 2005. He has been President of Starz, LLC since February 2012. Prior to that, he was Executive Vice President and Chief Financial Officer of Starz LLC from August 2006 to February 2012. Prior to that, he was Vice President of Liberty Media Corporation (a holding company with interests in electronic retailing, media, communications, and entertainment industries) from 2003 to August 2006. Prior to that, he was Executive Vice President and Chief Financial Officer of Starz Entertainment Group (a subsidiary of Liberty Media Corporation providing premium movie networks on television) from 1995 to 2002. Mr. Curtis was selected as a director nominee because of his extensive experience in cable and entertainment companies.

        Steve Doyal, age 64, has been a director of Crown Media Holdings since December 2007. Mr. Doyal has been Senior Vice President of Public Affairs and Communications since 1994 and a corporate officer at Hallmark Cards since 1995. In this position, he oversees the operations of the Hallmark's communications programs, including internal communications and publications, audio-visual communications, media relations, government affairs, and the Hallmark Visitors Center. Prior to that, he served as Media Relations Director from 1993 to 1994 and as Corporate Media Relations Manager from 1988 to 1993. Mr. Doyal was selected as a director nominee because of his experience in communications and media management.

        Brian E. Gardner, age 60, has been a director and Secretary of Crown Media Holdings since January 2004. He has been Executive Vice President and General Counsel of Hallmark Cards since December 2003. From 1996 to 2003, Mr. Gardner was a Managing Partner of Stinson Morrison Hecker, LLP (formerly known as Morrison & Hecker, LLP). Mr. Gardner currently serves as a member of the Company's Nominating Committee. Mr. Gardner was selected as a director nominee because of his business, management and legal experience.

        Herbert A. Granath, age 84, is a Co-Chairman of the Board and has been a director of Crown Media Holdings since December 2004. He has been a consultant for Telenet since 2000 and a consultant for Accenture since 2006. He has also been a director of Central European Media Enterprises Ltd. (Nasdaq GS: CETV) since 2001. Mr. Granath was the Chairman of Disney/ABC International Television from 1995 to 2000. Mr. Granath currently serves as a member of the Company's Audit and Compensation Committees. Mr. Granath was selected as a director nominee because of his extensive business experience, in particular in the television industry.

        Timothy Griffith, age 62, has been a director of Crown Media Holdings since June 2012. Mr. Griffith has been Executive Vice President and Chief Financial Officer of Hallmark Cards since December of 2007. He has been in the finance division for Hallmark Cards since joining the company in 1978. In his time with Hallmark, Mr. Griffith has served in a director or manager in a variety of finance areas. He is currently a member of the Compensation Committee of Hallmark. He also serves on the Board of a Kansas City area not-for-profit, Southwest Boulevard Family Health Care. Mr. Griffith was selected as a director nominee because of his extensive business and financial experience.

        Donald J. Hall, Jr., age 57, is a Co-Chairman of the Board and has been a director of Crown Media Holdings since May 2000. Mr. Hall has been the President and Chief Executive Officer of Hallmark Cards since January 2002 and a member of the board of directors of Hallmark Cards since 1996. Mr. Hall has served in a variety of positions for Hallmark Cards since 1971. Mr. Hall was the Executive Vice President, Strategy and Development from September 1999 until December 2001. Prior to that, Mr. Hall was the Vice President, Product Development, of Hallmark Cards from September 1996 until August 1999. Mr. Hall was selected as a director nominee because of his extensive business and management experience.

        A. Drue Jennings, age 66, has been a director of Crown Media Holdings since June 2006. He has been of Counsel at the law firm of Polsinelli Shughart (formerly known as Shughart, Thomson & Kilroy, P.C.) since October 2004. Mr. Jennings was the interim Athletic Director at the University of Kansas from April 2003 until July 2003. Prior to that, Mr. Jennings was the Chief Executive Officer of Kansas City Power & Light Company from 1988 to 2000 and Chairman of the Board of Kansas City Power & Light Company from 1990 to 2001. Mr. Jennings currently serves as the chairman of the Company's Audit Committee and as a member of the Compensation Committee. Mr. Jennings was selected as a director nominee because of his business experience, financial expertise and his ability to lead the Audit Committee.

        Peter A. Lund, age 72, has been a director of Crown Media Holdings since May 2000. He is the former President and Chief Executive Officer of CBS Inc. and President and Chief executive Officer of CBS Television and Cable. Additionally, Mr. Lund held numerous positions including President of CBS Broadcasting Group, President of CBS Sports, President of CBS Television Stations and President of CBS Television Network. Mr. Lund has served as a director and a member of the Compensation Committee and Audit Committee of DIRECTV and The DIRECTV Group, Inc. (DIRECTV became publicly held in November 2009 at which time The DIRECTV Group, Inc. became a wholly-owned subsidiary of DIRECTV). Mr. Lund also serves as a director of Emmis Communications Corporation (NasdaqGS: EMMS). Mr. Lund currently serves as the chairman of the Company's Nominating Committee and as a member of the Company's Audit Committee. Mr. Lund was selected as a director nominee because of his extensive experience in the television and cable industry.

        Brad R. Moore, age 66, has been a director of Crown Media Holdings since March 2008. Mr. Moore has been President of Hallmark Hall of Fame Productions since 1993 and Hallmark Publishing from 2007 to 2009, both of which are wholly-owned subsidiaries of Hallmark Cards. Prior to that, Mr. Moore led the development, production and distribution of the Hallmark Hall of Fame series since 1983. Mr. Moore directed Hallmark Cards' U.S. advertising efforts from 1982 to 1998. Mr. Moore was selected as a director nominee because of his knowledge of Hallmark television programming and his familiarity with the Hallmark brand.

        Deanne R. Stedem, age 50, has been a director of Crown Media Holdings since March 2003. She has been Associate General Counsel for Hallmark Cards since 1998, managing legal matters for the various entertainment divisions of Hallmark Cards. She served as Senior Attorney for Hallmark Cards from 1989 until 1998. Ms. Stedem currently serves as a member of the Company's Compensation Committee. Ms. Stedem was selected as a director nominee because of her experience in managing entertainment legal matters for divisions of Hallmark Cards.

Executive Officers

        The following lists our executive officers as of the date of this Proxy Statement and information regarding their principal occupations during at least the last five years.

        William J. Abbott, please see information above under "Directors".

        Edward Georger, age 47, has been Executive Vice President, Advertising Sales, and General Manager of Hallmark Movie Channel since January 2011. Prior to that, Mr. Georger was Executive Vice President of Advertising Sales from June 2009 to January 2011 and Senior Vice President, Advertising Sales from February 2000 to June 2009. Prior to joining the Company, Mr. Georger was Vice President of Eastern Sales, for Family Channel and Fox Family Channel.

        Annie Howell, age 48, has been Executive Vice President of Corporate Communications and Media Relations since January 2012. Prior to that, she was Senior Vice President of Corporate Communications and Media Relations from October 2010 to January 2012. Prior to joining the Company, from July 2007 to March 2010, Ms. Howell served as the Senior Vice President of

Communications & Public Affairs at Planet Green and TreeHugger.com, Discovery Communications' global cross-platform initiative and channel devoted to the environment. From Sept 2001 to July 2007, Ms. Howell was Senior Vice President, Communications of Discovery Communications' U.S. Networks division.

        Laura Lee, age 39, has been Executive Vice President of Distribution since March 2013. Prior to that, she was Senior Vice President of Distribution from 2005 to March 2013. Prior to joining the Company, Ms. Lee served as the regional manager of affiliate sales for E! Entertainment Television.

        Susanne McAvoy, age 42, has been Executive Vice President, Marketing since January 2011. Prior to that, Ms. McAvoy was Senior Vice President, Marketing from August 2009 to January 2011 and Vice President, Ad Sales Marketing from November 2007 to August 2009. Prior to joining the Company, Ms. McAvoy was an Ad Sales Marketing Consultant for Bravo and Director of Ad Sales Corporate Marketing for Comcast Spotlight.

        Andrew Rooke, age 50, has been Executive Vice President and Chief Financial Officer since March 2011. Prior to joining the Company, Mr. Rooke held various positions with Fox Entertainment and its affiliates. Most recently, Mr. Rooke was Chief Financial Officer of Twentieth Television from 2007 to 2010. Prior to that, he served as Vice President of Finance of MySpace.com and Fox Interactive Media from 2005 to 2007 and Vice President of Corporate Audit of Fox Entertainment Group from 2003 through 2005. Prior to joining Fox Entertainment, Mr. Rooke served as Vice President of Finance at Warner Bros.

        Charles L. Stanford, age 67, has been Executive Vice President, Legal and Business Affairs and General Counsel since May 2001. Prior to that, he was Senior Vice President, Business Affairs and General Counsel from October 2000 to May 2001. He also served as Senior Vice President, Legal and Business Affairs of Crown Media International from November 1999 through October 2000. Prior to joining the Company, Mr. Stanford held various positions with ABC, Inc., Capital Cities/ABC and The Walt Disney Company from 1976 through 1999.

        Michelle Vicary, age 51, has been Executive Vice President, Programming, since January 2011. Prior to that, Ms. Vicary was Senior Vice President, Scheduling & Acquisitions, Programming, from July 2006 to January 2011 and Vice President, Program Scheduling & Administration from June 2003 to July 2006.

        There are no family relationships among the executive officers or directors of the Company.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES

THE BOARD OF DIRECTORS

Structure

        Our Board consists of 15 directors, including one vacancy as of the date of this Proxy Statement. Directors are elected annually. Our Board has a standing Audit Committee, Compensation Committee and Nominating Committee. The membership, duties and responsibilities of each of these committees are described below. The committee charters for the Audit and Compensation Committees are available at www.hallmarkchannel.com under "Investor Relations."

Board Leadership Structure and Role in Risk Oversight

        Our Board has two non-executive Co-Chairmen: Donald J. Hall, Jr. and Herbert A. Granath. Mr. Hall was selected to serve in such capacity for the depth of his knowledge of the Company and the Hallmark brand, which brand is a significant element in the Company's business. Mr. Granath was elected to serve in such capacity for the breadth of his experience in the television and entertainment industry and his independence without any relationship with the Company, except as a director of the Company.

        The Board has delegated to the Audit Committee the duty of assessing various types of risks which the Company may encounter and developing plans to address risks that materialize. Under the guidance of the Audit Committee, the Company established "Crown Media Ethics Compliance Hotline", which is administered by The Network, a company which renders ethics hotline and cash management services. The Network is independent of the Company and Hallmark Cards and provides a means of anonymously reporting auditing, financial, ethical or other issues which an employee, director or stockholder may feel need to be brought to the Board's attention. Any reports received through The Network are distributed to the Audit Committee. The Company regularly informs its employees and directors the phone number and purpose of this hotline through internal communications and to its stockholders through annual proxy statements.

Committees

  Audit Committee

        In 2012, the Audit Committee held four meetings and acted by unanimous written consent on one occasion. The members of the Audit Committee are Messrs. Jennings (who serves as Chairman), Granath and Lund, each of whom is an independent director as defined in Rule 5605 of the listing standards for the Nasdaq Global Market ("Nasdaq Listing Standards"). The Board has determined that each of the members of the Audit Committee is financially literate in accordance with the Nasdaq Listing Standards. The Board has also determined that Mr. Jennings qualifies as an audit committee financial expert, as defined under Securities and Exchange Commission (the "Commission") rules.

        Under the Audit Committee Charter, the primary authority and responsibilities of the Audit Committee are to:

  •
  oversee the Company's financial reporting processes;

  •
  provide oversight relating to the Company's internal control over financial reporting and internal audit process and activities;

  •
  review and approve related party transactions;

  •
  prepare the report required by the Commission to be included in the Company's annual proxy statement;

  •
  be directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditors and ensure compliance with independence requirements for auditors;

  •
  pre-approve all audit and non-audit services; and

  •
  establish and oversee the Company's whistleblower policy regarding submission of reports of questionable accounting practices, internal accounting controls or auditing matters and the investigation, disposition and retention of such reports.

  Compensation Committee

        In 2012, the Compensation Committee held two meetings and acted by unanimous written consent on five occasions. The members of the Compensation Committee are Messrs. Robert Bloss (who serves as Chairman), Jennings, Granath and Ms. Stedem. None of the members of the Compensation Committee are employees of the Company; however, only Messrs. Jennings and Granath are independent based on the NASDAQ listing standards. See "Compensation Committee Interlocks and Insider Participation".

        The Compensation Committee has the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

  •
  review and approve employment agreements or extensions proposed for the CEO and direct reports of the CEO;

  •
  provide regular oversight of material terms of any employment agreements of these persons;

  •
  review and approve base salary increase recommendations for CEO and direct reports of the CEO;

  •
  review and approve annual bonus metrics, targets and awards for these persons;

  •
  review and approve long-term incentive plan metrics, targets and awards for these persons;

  •
  review and recommend to the Board any material employee compensation plan;

  •
  review and approve any proposed grants or awards under a material employee compensation plan, and exercise such other power and authority as may be permitted or required under such plans;

  •
  produce an annual report on executive compensation for inclusion in the Company's proxy statement;

  •
  review and approve any compensation to members of the Board;

  •
  review annually the status of the management talent pool and development plans for key individuals;

  •
  provide regular oversight of all severance agreements; and

  •
  perform such other duties as may be delegated to it by the Board from time to time.

        The Compensation Committee also has sole authority to engage and terminate compensation consultants. The Compensation Committee may delegate its authority to subcommittees.

  Nominating Committee

        In 2012, the Nominating Committee met once. The Nominating Committee does not have a charter. The members of the Nominating Committee are Messrs. Lund (who serves as Chairman), Gardner and Cella; and Messrs. Lund and Cella are independent directors as defined in the Nasdaq Listing Standards. The Nominating Committee's functions are to consider candidates to serve as members of the Board and to nominate qualified persons for election at the annual meeting of stockholders.

        The Nominating Committee identifies director candidates primarily by considering recommendations made by directors and management. The Nominating Committee may also retain third parties to identify and evaluate director candidates, but did not retain any such third parties during 2012. When evaluating director candidates, the Nominating Committee considers a number of factors, such as the candidate's background, skills, judgment, diversity and experience with companies of comparable business and size. The Nominating Committee also considers the candidate's experience in relation to the experience of other Board members, the candidate's independence or lack of independence (as determined in accordance with the Nasdaq Listing Standards), and the candidate's qualifications for committee membership. The Nominating Committee does not assign any particular weight or priority to any of these factors and considers each director candidate in the context of the current needs of the Board as a whole.

        The Nominating Committee will consider nominees recommended by stockholders who follow the procedures set forth in the Company's bylaws. For more information, see "Submission of Stockholder

Proposals" below. Director candidates recommended by stockholders are evaluated in the same manner as candidates recommended by a Board member, management or a third party. Therefore, the Board has not deemed it necessary to adopt a policy regarding consideration of candidates recommended by stockholders.

        The Nominating Committee recommended that the Board nominate all directors listed above under Proposal 1 for reelection at the 2013 Annual Meeting.

Board Meetings

        In 2012, the Board held four meetings and acted by unanimous written consent on four occasions. All members of the Board attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees on which such director served during 2012.

Compensation Committee Interlocks and Insider Participation

        During 2012, none of our current or former executive officers or employees served on the Company's Compensation Committee. During 2012, no interlocking relationship existed between any member of the Company's Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

CORPORATE GOVERNANCE

Director Independence

        Based on the Nasdaq Listing Standards, the Board has determined that the following directors are independent and have no relationship with the Company, except as directors of the Company: William Cella, Glenn Curtis, Herbert A. Granath, A. Drue Jennings and Peter A. Lund.

        Also based on the Nasdaq Listing Standards, the Board has determined that the following directors and director nominee are not independent because they are employees of Hallmark Cards, the Company's parent company: Dwight C. Arn, Robert C. Bloss, Steve Doyal, Brian E. Gardner, Timothy Griffith, Donald J. Hall, Jr., Brad R. Moore and Deanne R. Stedem. Furthermore, the Board has determined that William Abbott is not independent because he is the President and Chief Executive Officer of the Company.

Audit Committee

        Based on the Nasdaq Listing Standards, the Board has determined that all members of the Audit Committee are independent.

Compensation Committee

        Based on the Nasdaq Listing Standards, the Board has determined that Robert C. Bloss and Deanne R. Stedem are not independent for the reasons stated above. The other members of the Compensation Committee, Herbert Granath and A. Drue Jennings, are independent.

Nominating Committee

        Based on the Nasdaq Listing Standards, the Board determined that Brian E. Gardner is not independent for the reason stated above. Other members of the Nominating Committee, William Cella and Peter Lund, are independent.

Controlled-Company Exemption

        Hallmark Cards holds approximately 90.3% of Class A Common Stock through its subsidiaries HCC and HC Germany. Therefore, notwithstanding the disclosures made herein under "Director Independence", the Board has determined that the Company is a "controlled company", as that term is defined under the Nasdaq Listing Standards. Consequently, the Company is exempt from independent director requirements of the Nasdaq Listing Standards, including the requirement that the Company's compensation and nominating and governance committees be composed of independent directors, except for the requirements pertaining to the composition of the audit committee and the executive sessions of independent directors, with which the Company has complied.

Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics that reflects long-standing positions of the Company. The Code applies to all employees, including the Company's principal executive officer, principal financial officer and controller, and directors. A stockholder can request a free copy of the Code of Business Conduct and Ethics by writing to the Executive Vice President, Legal and Business Affairs and General Counsel of the Company at Crown Media Holdings, Inc., 12700 Ventura Boulevard, Suite 200, Studio City, California 91604. A copy of the Code of Business Conduct and Ethics Policy is also available at www.hallmarkchannel.com under "Investor Relations."

Stockholder Communications with the Board

        Any stockholder who wishes to contact a member of the Board of the Company may do so by sending an email to "directors@hallmarkchannel.com". Alternatively, a stockholder may contact directors by writing to the following address: Board of Directors, c/o Corporate Secretary, Crown Media Holdings, Inc., 12700 Ventura Boulevard, Studio 200, Studio City, California 91604. Communications received electronically or in writing will be distributed to the Chairmen of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, the Corporate Secretary will forward them to the Chairman of the Audit Committee for review.

        As an alternative, any stockholder can contact a member of our Board through "Crown Media Ethics Compliance Hotline." This hotline is administered by The Network, a company independent of the Company and Hallmark Cards, and provides a means of anonymously reporting auditing, financial, ethical or other issues which the stockholder may feel need to be brought to the Board's attention. Any reports received through The Network will be distributed to the Company's Audit Committee. The hotline number is 1-800-536-6751.

        While the Company has no policy on directors attending the annual meeting, members of the Board are encouraged to attend the annual meetings of the Company's stockholders. All of our directors attended the 2012 Annual Meeting of Stockholders of the Company.

DIRECTOR COMPENSATION

        We do not compensate directors who are employees of the Company or Hallmark Cards or their respective subsidiaries for serving on the Board or any of its committees. All directors who are not employees of the Company or Hallmark Cards or their respective subsidiaries ("non-employee directors") are compensated as follows: (1) annual retainer of $45,000 and $1,000 per meeting for each extraordinary meeting or meeting in excess of the number of regularly scheduled meetings of four per year; (2) additional annual retainer of $45,000 for Co-Chairman of the Board; (3) annual grant of non-equity long term incentive plan awards ("LTIP Awards") valued at $50,000; (4) for chairman of the

Audit Committee, an annual retainer of $10,000; and (5) for chairman of each committee other than the Audit Committee, an annual retainer of $5,000.

        Until 2012, the non-employee directors were granted restricted stock units ("RSUs") instead of LTIP Awards. Subject to continued membership on the Board as of each anniversary date of grant date, the RSUs vest in equal one-third installments on each of the first, second and third anniversaries of the grant date. Each RSU represents the right to receive one share of the Company's Class A Common Stock or, in the discretion of the Compensation Committee, the cash equivalent to the fair market value of one share of the Company's Class A Common Stock (calculated by taking the average of the stock price for the immediately preceding 14 business days). Any outstanding unvested RSUs will vest immediately upon a director's termination of membership on the Board by reason of death, disability or involuntary termination without cause upon a change in control.

        LTIP Awards are similar in nature to those granted to executives of the Company as described below under "Compensation Discussion & Analysis". Generally, LTIP Awards vest in one lump sum three years after the grant date, subject to continued membership on the Board at the time of vesting and achievement of the same Company performance metrics which are applicable to the LTIP Awards granted to the executives of the Company. Vested LTIP Awards will be settled in cash within the later of (1) 30 days after the vesting date or (2) 15 days after the Company issues its audited financials for the year in which the awards vested, but in any event no later than March 15 of the year following the year in which the awards vested. Any outstanding unvested LTIP Award will immediately expire if the directorship is terminated at any time prior to the first anniversary date of the grant. If membership on the Board terminates by reason of death or disability, a pro rata portion of any outstanding LTIP Award will vest. In 2012, in addition to the annual grant of $50,000, the Company granted $20,000 of LTIP Awards as a transitional grant, which will vest in one lump sum in August 2013, subject to vesting criteria. Such transitional grant was necessary to compensate for the shortfall of annual compensation to be received in 2013 created by transitioning from granting of RSUs to LTIP Awards.

        All directors receive reimbursement of expenses incurred in connection with participation in Board meetings.

        The table below summarizes the compensation paid by the Company to its directors who are not employees of the Company or Hallmark Cards or its subsidiaries for the fiscal year ended in December 31, 2012:

Name (a)	Fees Earned or Paid in Cash($) (b)	Stock Awards($) (c)	Option Awards($) (d)	Non-Equity Incentive Plan Compensation($)(1) (e)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings($)(2) (f)		All Other Compensation($) (g)	Total($) (h)
William Cella	53,000	—	—	70,000	—		—	123,000
Glenn Curtis	53,000	—	—	70,000	—		—	123,000
Herbert A. Granath	98,000	—	—	70,000	—		—	168,000
Irvine O. Hockaday, Jr.(3)	22,500	—	—	70,000	6,157	(4)	—	98,657
A. Drue Jennings	65,000	—	—	70,000	—		—	135,000
Peter A. Lund	57,000	—	—	70,000	10,870	(4)	—	137,870

(1)
LTIP Awards granted in 2012 also include $20,000 of long term incentive transitional grant.

(2)
Represents interest earned on deferred compensation.

(3)
Mr. Hockaday, Jr. resigned from our Board in June 2012.

(4)
Represents increase in interest from 2011 to 2012.

PROPOSAL 2
APPROVAL OF CHIEF EXECUTIVE OFFICER'S AND
CERTAIN OTHER EXECUTIVE OFFICERS'
PERFORMANCE-BASED COMPENSATION FOR IRS SECTION 162(m) PURPOSES

General

        We have employment agreements and long term incentive cash award agreements (as described under Compensation Discussion & Analysis below, the "LTIP Agreements") with our Chief Executive Officer and other executive officers that contain provisions for Performance Awards and Performance Bonuses (collectively referred to as "Performance-Based Compensation" and defined below). The Performance-Based Compensation, together with other compensation, for each executive officer could exceed $1,000,000 in any year. As a public corporation subject to Internal Revenue Code Section 162(m), we are generally unable under the Internal Revenue Code to deduct compensation over $1,000,000 paid in any fiscal year to our chief executive officer and certain other executive officers, except for qualifying performance-based compensation and certain other types of compensation. One of the conditions to qualify performance-based compensation as exempt from the deduction limitation is stockholder approval of the material terms of such compensation. We are seeking stockholder approval of the Performance-Based Compensation to the Covered Executives (defined below).

Performance Awards under 2012 LTIP

        The Company has the 2012 Crown Media Holdings, Inc. Long-Term Incentive Plan (the "2012 LTIP") in place, under which the Compensation Committee has the discretion to grant long-term incentive awards to our employees. Under the 2012 LTIP, certain key executives of the Company who contribute to management, growth, or profitability of the Company and are selected by the Compensation Committee (each a "Covered Executive" and, collectively, "Covered Executives") are eligible to receive a cash-settled award with vesting contingent on satisfaction of performance goals and certain service conditions (each a "Performance Award"). For 2013, the four most highly-compensated Covered Executives, excluding the Chief Financial Officer, are William Abbott, Edward Georger, Annie Howell, and Charles Stanford. For a Performance Award intended to qualify as deductible performance-based compensation, the performance goals are measurable and attainable targets selected by the Compensation Committee from the following list of metrics with respect to the Company: revenue, return on equity, return on assets, operating income, earnings per share, net income, total shareholder return, share price, shareholder value added, EBITDA, cash flow and/or viewer ratings. The Compensation Committee establishes performance goals using one or more of these metrics and upon the end of the applicable performance period, certifies the attainment of the performance goal.

        The maximum payout for the Performance Award granted in 2013 to the four most highly-compensated Covered Executives excluding the Chief Financial Officer is set forth as follows:

Covered Executive	2013 Maximum Performance Award
William Abbott	$612,000
Edward Georger	$333,092
Annie Howell	$75,069
Charles Stanford	$225,609

        Please see Compensation Discussion & Analysis—Elements of Executive Compensation Packages—Awards Granted Under 2012 Long Term Incentive Plan" for more information surrounding current Performance Awards granted under the 2012 LTIP.

Annual Performance Bonus

        The Company pays annual incentive bonuses, earned during a calendar year, no later than March of the following year to Covered Executives. These Covered Executives have target percentages of base salary that are to be paid as annual bonuses (each a "Performance Bonus"), which percentages could increase or decrease during the term of employment upon approval by the Compensation Committee. In addition, the Compensation Committee sets measurable and attainable targets for the achievement of the Performance Bonus from the following list of metrics with respect to the Company: revenue, return on equity, return on assets, operating income, earnings per share, net income, total shareholder return, share price, shareholder value added, EBITDA, cash flow and/or viewer ratings. The Compensation Committee will certify the attainment of the performance goal upon completion of the calendar year. The maximum payout for the Performance Bonus granted in 2013 to the Covered Executives is set forth as follows:

Covered Executive	2013 Maximum Performance Bonus
William Abbott	$1,050,000
Edward Georger	$647,678
Annie Howell	$175,160
Charles Stanford	$341,197

        Please see Compensation Discussion & Analysis—Elements of Executive Compensation Packages—Annual Performance Bonus" for 2012 bonus opportunities and performance for the Covered Executives, including plan metrics, plan targets, calculations and other matters.

Federal Income Tax and Other Consequences

        Under Section 162(m) of the Internal Revenue Code and related treasury regulations and guidance, the Company may not be able to deduct certain forms of compensation in excess of $1,000,000 paid per year to its chief executive officer and its three most highly compensated officers (other than its CEO and CFO) who are employed by the Company at year-end. The Compensation Committee believes that it is generally in the Company's best interest to satisfy the requirements for deductibility under Internal Revenue Code Section 162(m). Accordingly, the Compensation Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Compensation Committee also believes that there may be circumstances in which the Company's interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Internal Revenue Code Section 162(m). Accordingly, the Company has expressly reserved the authority to award compensation not designed to be qualifying performance-based compensation under Internal Revenue Code Section 162(m) in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

        The Internal Revenue Code exempts qualifying performance-based compensation from the deduction limit if certain conditions are met. One of the conditions is stockholder approval of the performance-based compensation provisions. We are seeking stockholder approval of the Performance Awards and the Performance Bonuses for the Covered Executives described in this Proxy Statement.

Securities Authorized for Issuance under Equity Compensation Plans

        Not applicable.

Recommendation of the Board

        The Company is authorized by the Compensation Committee to award Performance-Based Compensation to the Covered Executives and other executives of the Company. In approving award of Performance-Based Compensation, the Compensation Committee takes into account, among other things, the Covered Executives' potential contributions to the Company, their considerable business experience and media industry experience and the desirability of obtaining their long-term future commitment to the Company. The Board believes that it is desirable that Performance-Based Compensation be deductible for income tax purposes. Therefore, the Board recommends that stockholders approve the following:

  •
  Performance Awards granted to Covered Executives in 2013 under the 2012 LTIP; and

  •
  Performance Bonuses granted in 2013 to the Covered Executives.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE CHIEF EXECUTIVE OFFICER'S AND COVERED EXECUTIVES' PERFORMANCE-BASED COMPENSATION PROVISIONS

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Objectives of the Compensation Program

        The Company's compensation packages to the executive officers, as determined by the Compensation Committee, are designed to enable the Company to recruit, retain and motivate a talented and diverse group of people who contribute to our success. The packages are also intended to synchronize executive compensation with the Company's performance, motivate executive officers to achieve our business objectives, provide strong performance incentives and minimize undue risk to the Company. The Company's Chief Executive Officer provides input on determining and recommending compensation packages of the executive officers other than himself. The goal of the Compensation Committee is that the packages are fair, well-balanced between short term and long term components and reasonable and competitive with other companies in the cable and television industry. To attain this goal, the Compensation Committee refers to third-party surveys to obtain a general understanding of current compensation practices in the cable and television industry. In 2012, the Compensation Committee reviewed the Croner CTHRA Cable Programmers/Broadcast Networks Compensation Survey and Towers Watson Cable Programmers Survey. The Compensation Committee also refers to such surveys for the purpose of benchmarking each executive officer's annual base salary, target bonus, target total cash compensation and target long term incentive awards against the compensation paid to comparable executive officers at other cable programmers. Fox Network, Scripps Networks, Discovery Communications, Disney ABC and Lifetime are a few of many cable programmers which participate in such third-party surveys. The Company targets total compensation at industry medians, using size-adjusted data where appropriate. If the Company's business objectives are significantly exceeded during any period, actual compensation packages offered to executive officers could be above market due to incentive pay.

        The Compensation Committee also focuses on aligning individual incentives with the Company's strategic and financial goals. Key incentive-based components in executive compensation packages are the annual Performance Bonus, which is awarded in recognition of individual and Company performance each year, and awards granted under our 2012 Long Term Incentive Plan (please see below for description).

        The Company's Amended & Restated 2000 Long Term Incentive Plan, its only equity compensation plan, expired in 2012. The Board has determined that the Company's use of non-equity incentive awards, on a short term and long term basis, will enable the Company to continue to recruit, retain and motivate its executive officers.

Elements of Executive Compensation Packages

        Compensation packages awarded to the Named Executive Officers (defined below under "Compensation of Executive Directors") are comprised of base salary, annual cash bonus awards, awards granted under long term incentive plan and perquisites and other benefits.

  Annual Base Salary

        Salary ranges for the Chief Executive Officer and the other Named Executive Officers are based on an individual's experience and prior performance, as well as the Company's operating performance and the attainment of planned financial and strategic goals. Annual salaries for the Named Executive Officers are established by the Compensation Committee, subject to the provisions of each respective employment agreement described below under the heading "Compensation of Executive Officers—Summary of Employment Agreements with Named Executive Officers". In determining whether or not to increase annual base salaries and the amount of any increase, the Compensation Committee evaluates annually each executive's individual performance, any change in the executive's position or duties, the Company's performance and attainment of initiatives, benchmarked data and commitments negotiated in the employment agreements. In 2012, Mr. Abbott's salary was increased by 2.5%, Mr. Georger's salary was increased by 1.0%, Ms. Howell's salary was increased by 5.0%, Mr. Rooke's salary was increased by 8.0% and Mr. Stanford's salary was increased by 2.5%.

  Annual Performance Bonus

  General

        The Company pays annual incentive bonuses earned in a calendar year no later than March of the following year. The annual performance bonus for each Named Executive Officer is established by the Compensation Committee, subject to the provisions of each respective employment agreement described below under the heading "Compensation of Executive Officers—Summary of Employment Agreements with Named Executive Officers." In addition, the Compensation Committee may, in its sole discretion, approve signing and discretionary bonuses for executive officers. Annual bonus payments for fiscal year 2012 paid to the Named Executive Officers were determined and calculated in accordance with the below formula. The Compensation Committee has the authority to modify the below formula for subsequent years. Annual performance bonuses are also granted to other executive vice presidents, senior vice presidents and vice presidents of the Company, who are not Named Executive Officers, with target award amounts granted ranging from 10% to 30% of each employee's annual base salary.

  Annual Performance Bonus Opportunity

        2012 target incentive percentages of annual base salary for each Named Executive Officer are set forth below. Total bonus opportunity was 0% to 150% of the target incentive. Actual bonus amounts paid are dependent on the degree to which the Company achieves the objective for each plan measured against performance ranges established for each metric. The Compensation Committee has the discretion to adjust the total award and the result for each metric up or down by up to 20 points.

Named Executive Officer	Target Incentive	Actual Bonus Amount Paid
William Abbott	70%	92.2%
Edward Georger	35%	46.1%
Annie Howell	25%	32.9%
Andrew Rooke	40%	52.7%
Charles Stanford	30%	39.5%

  Plan Metrics

        The Compensation Committee used the following metrics to determine bonus amounts earned by each Named Executive Officer in 2012:

	2012 Plan	% Performance to Plan	Payout %
Total Revenue(1)	$347.1	99.2%	96.2%
EBITDA(2)	$135.5	105.8%	148.8%
Operating Cash Flow(3)	$92.4	105.9%	144.6%

(1)
Combined Ad Sales and Affiliate Sales revenue.

(2)
Before equity and incentive compensation expense.

(3)
Cash flow (before interest, taxes and dividends and long term incentive expense and equity based compensation and debt repayment).

  Awards Granted Under 2012 Long Term Incentive Plan

  General

        The Company has in place the 2012 Crown Media Holdings, Inc. Long-Term Incentive Plan (the "2012 LTIP"), under which the Compensation Committee has the discretion to grant incentive awards to our employees and directors, including, without limitation, cash awards based on a percentage of an employee's annual base salary. These awards are intended as incentives for long-term future performance and, combined with the executive's base salary and performance bonus, substantially form a total compensation package for the Company's executives.

  Long Term Incentive Plan Awards ("LTIP Awards")

        Commencing 2011, the Company granted non-equity LTIP Awards to Named Executive Officers pursuant to LTIP Agreements, in lieu of RSUs (defined above under "Director Compensation"). The target amount of the award granted is based on a percentage of each employee's annual base salary, which percentages range from 25% to 85% for the award granted in 2013. The award is comprised of a Performance Award and an Employment Award. For awards granted in 2011 and 2012, each of Performance Award and Employment Award constitutes half of the award. For awards granted in 2013, Performance Award constitutes 60% of the award and Employment Award constitutes 40% of the award. Performance Award is based on the Company's achievement of a predetermined cash flow goal and an adjusted EBITDA goal over a three year performance period. In the case of involuntary termination of employment without cause on or after the one year anniversary date of the LTIP Agreement or an executive's death or disability, with respect to Employment Awards, a pro rata portion will vest immediately and, with respect to Performance Awards, a pro rata portion will vest and be settled at the end of the performance period as if the executive had not been terminated. In the case of change in control of the Company and involuntary termination of employment without cause arising as a result thereof, an Employment Award will vest in its entirety immediately and a Performance Award will vest as if all performance goals had been achieved at target levels. The Compensation Committee also has the ability to adjust the Performance Awards based on relative market conditions, unusual activity or transactions or other unforeseen circumstances, provided, that no such adjustment may be made that would cause an LTIP Award designated as a qualified performance-based compensation not to qualify for, or to cease to qualify for, the Section 162(m) exemption. LTIP Awards were also granted since 2011 to other executive vice presidents, senior vice presidents and vice presidents of the Company, who are not Named Executive Officers, with target award amounts granted ranging from 18% to 40% of each employee's annual base salary.

        Below is a table summarizing certain key terms of the LTIP Awards granted to the Company's executive officers from 2011 to 2013.

Grant Year	Type of LTIP Award	Vesting Date: Delivery Date	Vesting Criteria(1)
2011	Employment	100% will vest on August 31, 2013 and be paid by September 30, 2013.	Employment on vesting date.
							3-Yr
2011	Performance	100% will vest on December 31, 2013 and be paid by March 15, 2014.		2011 (MM's)	2012 (MM's)	2013 (MM's)	Total (MM's)
			Adjusted EBITDA(2)	$115.9	$130.2	$141.7	$387.8
			Cash Flow(3)	$ 77.2	$ 92.1	$101.3	$270.6
2012	Employment	100% will vest on August 31, 2014 and be paid by September 30, 2014.	Employment on vesting date.
							3-Yr
2012	Performance	100% will vest on December 31, 2014 and be paid by March 15, 2015.		2012 (MM's)	2013 (MM's)	2014 (MM's)	Total (MM's)
			Adjusted EBITDA(2)	$130.3	$141.7	$142.7	$414.7
			Cash Flow(3)	$ 92.4	$101.3	$116.2	$309.9
2013	Employment	100% will vest on December 31, 2015 and be paid by March 15, 2016.	Employment on vesting date.
2013	Performance	100% will vest on December 31, 2015 and be paid by March 15, 2016.		2013 (MM's)	2014 (MM's)	2015 (MM's)	Total (MM's)
			Adjusted EBITDA(2)	$149.0	$166.4	$175.3	$490.7
			Cash Flow(3)	$ 94.8	$105.2	$127.7	$327.7

(1)
With respect to Performance Award, 50% of the award is tied to satisfaction of Adjusted EBITDA thresholds and 50% of the award is tied to satisfaction of the Cash Flow thresholds.

(2)
Before equity compensation and long term incentive plan expense.

(3)
Before interest, taxes and dividends and long term incentive expense and equity based compensation and debt repayment.

        With respect to Performance Awards, the percentage of award payout will vary depending upon achievement of each of the two targets as follows:

Target Threshold	Payout Percentage
Less than 80%	0%
80% Achievement	30%
90% Achievement	50%
100% Achievement	100%
110% Achievement	150%

        On each vesting date of a Performance Award, the Chief Financial Officer of the Company will confirm whether or not applicable performance targets have been achieved. If targets have been achieved, management will submit payout calculations to the Compensation Committee for review and final determination.

  Perquisites and Other Benefits

        All Company executives are also entitled, subject to meeting certain eligibility requirements, to participate in the Company's benefit programs, including the Company's 401(k) plan and its medical, dental and other benefits plans. Certain executive officers are entitled to additional benefits, such as car allowance, housing and transportation allowance, and particular travel expenses as agreed to under their respective employment agreements.

Compensation Consultants

        From time to time, the Compensation Committee engages and consults with a human resources consulting firm and an executive compensation consulting firm, when developing, analyzing and reviewing compensation packages to be awarded to its executive officers. Such firms have, in the past, provided to the Compensation Committee relevant executive compensation data related to companies in the cable and television industry similar in size to the Company, such as base salaries, termination payments and the level or formula for performance-based cash bonuses and other incentive awards. Additionally, such firms have assisted the Compensation Committee in structuring various incentive compensation plans. During 2012, the Compensation Committee did not engage any compensation consulting firm. The Compensation Committee and the Board also seek advice and recommendations from the human resource and compensation departments of Hallmark Cards, on executive and director compensation matters. Such services are rendered by Hallmark Cards pursuant to an intercompany services agreement which it has with the Company.

Deferred Compensation Plan

        The Company offers a Deferred Compensation Plan (the "Plan") to its executive officers and directors. The Plan offers an opportunity for the executive officers to defer payment, on a pre-tax basis, of portions of his or her salary, bonus, and LTIP Awards and all such deferred amounts will be credited with in an interest rate until distribution. With respect to the interest rate earned, the Company applies Moody's Average Corporate Bond Yield as in effect on the first day of each month. Under the Plan, an executive officer may defer a maximum of 50% of base salary, 100% of incentive compensation and 100% of LTIP Awards. The amount of total compensation deferred must be at least $5,000 (not including LTIP Awards).

        An executive officer may elect to receive payment of all or part of that Plan year's deferral amount in a future year (an in-service distribution), subject to earlier payment upon termination of employment. If such scheduled in-service distribution is more than $25,000, the distribution may be made in annual installments over 5 years. If such distribution is $25,000 or less, it must be taken as a lump sum. All scheduled in-service distributions will be paid in January.

Chief Executive Officer Compensation

        The provisions of our Chief Executive Officer's employment agreement and related agreements which have been approved by the Board, determined the salary and long term incentive awards granted to him during the fiscal year 2012. In approving the compensation levels contained in Mr. Abbott's compensation agreements, the Board reviewed and considered the expected value of his leadership that he would bring to the Company. The Board then set his compensation during the term of his employment agreement in levels that reflected his potential achievements and quality of the Company under his leadership.

2011 Shareholder Advisory Vote on Executive Compensation

        During the 2011 Annual Meeting of Stockholders of the Company, the Company proposed that the shareholders vote, on an advisory basis, to approve or not approve the compensation of the Named Executive Officers (the "say-on-pay proposal") and whether the shareholders prefer that we seek such an advisory vote every one, two or three years (the "frequency vote"). The shareholders voted "FOR" the say-on-pay proposal and voted that future say-on-pay proposals be included in the Company's Proxy Statement every three years. The say-on-pay proposal was not intended to address any particular component of any compensation package but rather the overall compensation of such officers and the Company's compensation philosophy, policies and practices in the 2011 Proxy Statement, which are substantially similar to those described in this 2013 Proxy Statement. Although the say-on-pay vote was not binding, the Company carefully considered the voting results of the say-on-pay proposal in determining compensation policies and making compensation decisions reflected in this Proxy Statement. In light of the favorable vote on our say-on-pay proposal at the 2011 Annual Meeting, the Company is maintaining similar compensation levels and policies and determined that no significant changes to the Company's executive compensation program and policies were necessary in 2012. Based on the outcome of the frequency vote at the 2011 Annual Meeting, the Company has decided to solicit votes for future say-on-pay proposal every three years.

Tax Deductibility of Executive Compensation

        Please see under heading "Proposal 2—Approval of Chief Executive Officer's and Certain Other Executive Officers' Performance Based—Compensation—Federal Income Tax and Other Consequences" for a discussion on this matter.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with the Company's management. Based on the Compensation Committee's review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement.

        This report has been submitted by the members of the Compensation Committee and the members of the Board for the fiscal year 2012.

THE COMPENSATION COMMITTEE:

Robert Bloss, Chairman
Herbert Granath
A. Drue Jennings
Deanne R. Stedem

The preceding information under the caption "Compensation Committee Report" shall be deemed to be "furnished" but not "filed" with the Securities and Exchange Commission.

 COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

        The following table summarizes compensation earned in 2010, 2011 and 2012 by individuals who served as our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers serving at the end of 2012 (each, a "Named Executive Officer", collectively, the "Named Executive Officers").

Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)(1)		Changes in Pension Value and Nonqualified Deferred Compensation Earnings($)(2)	All Other Compensation($)		Total($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)	(i)		(j)
William Abbott	2012	755,528	—		—	—	964,310	(3)	30,999	13,000	(4)	1,763,837
President and Chief	2011	697,168	100,000	(5)	—	—	544,042	(6)	27,231	13,000	(4)	1,381,411
Executive Officer	2010	679,743			—	—	453,548	(7)	20,310	13,000	(4)	1,166,601
Edward Georger(8)	2012	563,484			—	—	552,854	(9)	11,207			1,127,545
Executive Vice President,	2011	549,426	15,000	(5)	—	—	377,513	(10)	11,271			953,210
Advertising Sales &	2010	515,493			—	—	199,245	(11)	9,930			724,668
General Manager of
Hallmark Movie Channel
Annie Howell(12)	2012	316,319			—	—	145,967	(13)	—	40,000	(14)	502,286
Executive Vice President,	2011	310,000			—	—	45,880	(14)	—	40,000	(14)	395,880
Communications and	2010	69,231			—	—	14,303	(15)	—	—		83,534
Media Relations
Andrew Rooke(16)	2012	426,716			—	—	224,725	(15)	—	—		651,441
Executive Vice President	2011	331,154	100,000	(5)	—	—	61,263	(15)	—	—		492,417
and Chief Financial Officer	2010	—	—		—	—			—	—		—
Charles L. Stanford	2012	543,471			—	—	315,596	(17)	—			859,067
Executive Vice President	2011	532,458	100,000	(5)	—	—	184,787	(18)	—			817,245
and General Counsel	2010	521,618			—	—	122,339	(19)	—			643,957

(1)
Represents Performance Bonus and LTIP Awards. See "Compensation Discussion and Analysis—Elements of Executive Compensation Package."

(2)
Represents interest earned on deferred compensation.

(3)
Represents $268,000 of 2010 Employment Award vested and paid in 2012 and $696,310 of Performance Bonus.

(4)
Car allowance.

(5)
Transaction bonus awarded for successfully completing the refinance transaction in July 2011.

(6)
Represents $234,500 of 2009 Employment Award vested and paid in 2011 and $309,542 of Performance Bonus.

(7)
Represents $32,244 of 2009 Performance Award vested and paid in 2011 and $421,304 of Performance Bonus.

(8)
Mr. Georger became Executive Vice President, Advertising Sales, effective June 15, 2009 and the General Manager of Hallmark Movie Channel on January 1, 2011.

(9)
Represents $165,705 of 2010 Employment Award vested and paid in 2012 and $387,104 of Performance Bonus.

(10)
Represents $114,750 of 2009 Performance Award vested and paid in 2011 and $262,763 of Performance Bonus.

(11)
Represents $15,778 of 2009 Performance Award vested and paid in 2011 and $183,467 of Performance Bonus.

(12)
Ms. Howell joined the Company in October 2010 as Senior Vice President, Communications and Media Relations and became Executive Vice President, Communications and Media Relations in January 2012.

(13)
Represents $41,850 of 2010 Employment Award vested and paid in 2012 and $104,117 of Performance Bonus.

(14)
Housing and transportation allowance.

(15)
Performance Bonus.

(16)
Mr. Rooke became Executive Vice President and Chief Financial Officer of the Company on March 7, 2011.

(17)
Represents $100,936 of 2010 Employment Award vested and paid in 2012 and $214,660 of Performance Bonus.

(18)
Represents $105,983 of 2009 Employment Award vested and paid in 2011 and $78,804 of Performance Bonus.

(19)
Represents $14,573 of 2009 Performance Award vested and paid in 2011 and $107,766 of Performance Bonus.

Grants of Plan-Based Awards

        The following plan-based awards were granted to the Named Executive Officers in 2012.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)			Grant Date Fair Value of Stock and Option Awards (l)
										All Other Awards: Number of Securities Underlying Options (#) (j)	Exercise of Base Price of Option Awards ($/Sh) (k)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
William Abbott	—	Bonus(1)	0	528,870	1,133,292	—	—	—	—	—	—	—
President and Chief		LTIP(2)	325,957	651,950	814,938
Executive Officer
Edward Georger	—	Bonus(1)	0	197,220	845,227	—	—	—	—	—	—	—
Executive Vice President,		LTIP(2)	183,219	366,438	458,047
Advertising Sales &
General Manager of
Hallmark Movie Channel
Annie Howell	—	Bonus(1)	0	79,080	474,479	—	—	—	—	—	—	—
Executive Vice President,		LTIP(2)	39,719	79,437	99,297
Communications and
Media Relations
Andrew Rooke	—	Bonus(1)	0	170,686	640,074	—	—	—	—	—	—	—
Executive Vice President		LTIP(2)	96,863	193,725	242,156
and Chief Financial Officer
Charles Stanford	—	Bonus(1)	0	163,041	815,207	—	—	—	—	—	—	—
Executive Vice President		LTIP(2)	122,281	244,562	305,702
and General Counsel

(1)
Material terms of grants made under the Annual Performance Bonus plan are described above under the heading "Compensation Discussion & Analysis—Elements of Executive Compensation Packages—Annual Performance Bonus."

(2)
Material terms of grants made under the 2012 LTIP are described above under the heading "Compensation Discussion & Analysis—Awards Granted Under 2012 Long Term Incentive Plan".

Outstanding Equity Awards at Fiscal Year-End

        There were no outstanding equity awards held by any Named Executive Officers on December 31, 2012.

Option Exercises and Stock Vested

        No stock options or stock-based awards vested or were exercised by any Named Executive Officers in 2012.

Nonqualifed Deferred Compensation

        The Company has a Nonqualified Deferred Compensation Plan. Please see above under the headings "Compensation Discussion and Analysis—Deferred Compensation Plan" for a description of material terms of such plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
William Abbott	173,507	—	30,999		627,866
President and Chief Executive Officer
Edward Georger	131,395	—	11,201	(111,485)	284,276
Executive Vice President, Advertising Sales & General Manager of Hallmark Movie Channel
Annie Howell	—	—	—	—	—
Executive Vice President, Communications and Media Relations
Andrew Rooke	—	—	—	—	—
Executive Vice President and Chief Financial Officer
Charles L. Stanford	—	—	—	—	—
Executive Vice President and General Counsel

Summary of Employment Agreements with Named Executive Officers

  Employment Agreement with William Abbott

        On May 7, 2009, Mr. Abbott entered into an employment agreement that provides for his employment as President and Chief Executive Officer effective June 1, 2009 through December 31, 2011. Mr. Abbott's employment agreement provides that the term will automatically renew for one year periods if neither party provides notice to the other by June 30 of the last year of the term. Mr. Abbott's annual base salary was initially $670,000 per year plus an annual performance bonus with a target of 60% of his then-current base salary with a potential payout range of 0 to 150%. The Company's Compensation Committee has determined that criteria for this performance bonus shall be the same as that established for the senior management team. (See details pertaining to performance bonus below under heading "Compensation Discussion and Analysis—Elements of Executive Compensation Packages—Annual Performance Bonus.") If Mr. Abbott is terminated without cause, the Company must pay the net present value of his base salary for twelve (12) months and a pro rata portion of his bonus, through the date his job duties end, for the calendar year in which termination occurs; vested ERISA benefits; and any amounts required by the terms of his LTIP Agreements. On May 11, 2010, the Company amended Mr. Abbott's employment agreement to extend the term of his employment until December 31, 2012 and to increase Mr. Abbott's annual salary to $687,000 effective June 1, 2010. On March 1, 2012, the Company further amended Mr. Abbott's employment agreement and increased his annual salary to $767,000 effective March 1, 2012 and increased the target of his annual performance bonus to 70%. Annual base salary and performance bonus target percentage are considered for an increase annually in March pursuant to Mr. Abbott's employment agreement. As of March 2013, Mr. Abbott's base salary is $800,000 and his annual performance target is 75% of his base salary.

        Under the employment agreement, Mr. Abbott may not compete with the Company during the term of his employment. Additionally, for the one-year period following his termination of employment for any reason, Mr. Abbott may not employ any person who is working for the Company as an officer, policymaker or in a high-level creative, development or distribution position at the date of termination of Mr. Abbott's employment.

  Employment Agreement with Edward Georger

        On June 15, 2009, the Company entered into an employment agreement with Edward Georger that provided for his employment as Executive Vice President, Advertising Sales, through December 31, 2011, which was amended in January 2011 to add "General Manager of Hallmark Movie Channel" to Mr. Georger's title. Under the employment agreement, which has expired, Mr. Georger's annual base salary was $550,000 and the Company agreed to consider adjusting his salary in January of each year during the term. Mr. Georger's contract also provided a bonus each year of up to 55% of his base salary, 30% of which was conditioned on the Company's achievement of goals under the Company's Executive Bonus Plan and the remaining 25% was conditioned on the Company's achievement of revenue goals under the Company's advertising sales incentive plan. (See details pertaining to performance bonus below under heading "Compensation Discussion and Analysis—Elements of Executive Compensation Packages—Annual Performance Bonus."). As of March 2013, Mr. Georger's base salary is $569,388 and his annual performance target is 65% of his base salary.

  Employment Agreement with Annie Howell

        Ms. Howell joined the Company in October 2010 as Senior Vice President, Communications and Media Relations. On January 1, 2012, the Company and Ms. Howell entered into an employment agreement that provided for her employment as Executive Vice President, Communications and Media Relations and has a term through December 31, 2013. The employment agreement provided for an annual base salary of $310,000, which was increased to $317,750 on March 1, 2012, and could be increased further at the discretion of the Company in March of each subsequent year. In addition to the salary, Ms. Howell was eligible to receive an annual performance bonus with a target rate of 20% of her annual salary, conditioned on the Company's achievement of certain financial goals. (See details pertaining to performance bonus below under heading "Compensation Discussion and Analysis—Elements of Executive Compensation Packages—Annual Performance Bonus".) Annual base salary and performance bonus target percentage are considered for an increase annually pursuant to Ms. Howell's employment agreement. Ms. Howell also receives a housing and transportation allowance in the amount of $40,000 per year pursuant to her employment agreement. As of March 2013, Ms. Howell's base salary is $333,638 and her annual performance target is 30% of her base salary.

        Ms. Howell's employment agreement contains identical non-compete and non-solicitation provisions to those contained in Mr. Abbott's employment agreement described above.

  Employment Agreement with Andrew Rooke

        On February 28, 2011, the Company and Mr. Rooke entered into an employment agreement, with a term through December 31, 2012. The employment agreement provided for an annual base salary of $410,000, subject to review and annual adjustments.. In addition to the salary, the employment agreement included an annual performance bonus (at a target rate of 25% of his annual salary conditioned on the Company's achievement of certain financial goals. (See details pertaining to performance bonus below under heading "Compensation Discussion and Analysis—Elements of Executive

Compensation Packages—Annual Performance Bonus".) Mr. Rooke's employment agreement was amended as of January 1, 2013 to extend the term through December 31, 2014, increase his annual base salary to $465,000 and increase each of performance bonus and LTIP Award target to 50% of his annual base salary. Annual base salary and performance bonus target percentage are considered for an increase annually pursuant to Mr. Rooke's employment agreement. As of March 2013, Mr. Rooke's base salary is $465,000 and his annual performance target is 50% of his base salary.

        Mr. Rooke's employment agreement contains identical non-compete and non-solicitation provisions to those contained in Mr. Abbott's employment agreement described above.

  Employment Agreement with Charles L. Stanford

        On August 8, 2006, the Company entered into an employment agreement with Charles L. Stanford, for his services as Executive Vice President, Legal and Business Affairs and General Counsel, which was amended on January 29, 2008 and subsequently replaced by the agreement described below.. The subsequent agreement, as amended, was through August 8, 2010 and provided for an annual base salary of $485,268, subject to a minimum increase of 3% in October of each year of his term. Mr. Stanford was also entitled to receive a bonus each year of up to 20% of his base salary, conditioned on the Company's achievement of certain financial goals. On May 3, 2010, the Company amended Mr. Stanford's employment agreement to extend the term of his employment until December 31, 2011. On January 1, 2012, the Company entered into a new employment agreement with Mr. Stanford which replaced the employment agreement described above. The new employment agreement extended the term of his employment through December 31, 2013 and provided for an annual salary of $543,470. Mr. Stanford is also entitled to receive a bonus each year of no less than 30% of his base salary, conditioned on the Company's achievement of certain financial goals. (See details pertaining to performance bonus below under heading "Compensation Discussion and Analysis—Elements of Executive Compensation Packages—Annual Performance Bonus".) Annual base salary and performance bonus target percentage are considered for an increase annually in March pursuant to Mr. Stanford's employment agreement. As of March 2013, Mr. Stanford's base salary is $557,058 and his annual performance target is 35% of his base salary.

        Mr. Stanford's employment agreement contains identical non-compete and non-solicitation provisions to those contained in Mr. Abbott's employment agreement described above.

Potential Payments Upon Termination or Change-in-Control

  Employment Agreements

        In all of our employment agreements with our Named Executive Officers, if his or her employment is terminated other than for death, disability or cause prior to the expiration of the employment agreements, the following will be paid by the Company:

  •
  twelve months base salary, paid in a lump sum and discounted at prime rate to present value at the time of payment;

  •
  pro rata bonus through the termination date;

  •
  any amounts payable under the LTIP Agreements;

  •
  vested ERISA benefits, such as those under the 401(k) plan; and

  •
  benefits that may be required by law, such as those under COBRA.

        In the event of termination for the reason stated above, the Named Executive Officer has no obligation to seek comparable employment and, if the executive accepts employment during the severance period, there will be no offset by the Company against the amounts paid for termination.

Additionally, the non-competition provision in the employment agreements will not apply from the termination date.

        If a Named Executive Officer's employment is terminated as a result of death, disability or for cause, the following will be paid by the Company:

  •
  salary through the later of (i) expiration date of the 5 business days after the event which triggered the termination or (ii) end of the month in which the triggering event occurred;

  •
  any amounts payable under the LTIP Agreements;

  •
  vested ERISA benefits, such as those under the 401(k) plan; and

  •
  benefits that may be required by law, such as those under COBRA.

  LTIP Agreements

        In the case of involuntary termination of employment without cause on or after the one year anniversary date of the LTIP Agreement or an executive's death or disability, with respect to Employment Awards, a pro rata portion will vest immediately and, with respect to Performance Awards, a pro rata portion will vest and be settled at the end of the performance period as if the executive had not been terminated. In the case of change in control of the Company and involuntary termination of employment without cause arising as a result thereof, an Employment Award will vest in its entirety immediately and a Performance Award will vest as if all performance goals had been achieved at target levels. Except for the occurrence of termination events described above, outstanding LTIP Awards will generally expire upon termination of employment.

        The pro rata percentage will be calculated by taking the number of days an executive was employed by the Company commencing with the date of the LTIP Agreement divided by the total number of days, commencing with the date of the applicable LTIP Agreement and concluding with the applicable scheduled vesting date set forth in the applicable LTIP Agreement. In the case of change in control of the Company and involuntary termination of employment arising as a result thereof, Employment Award will vest in its entirety immediately and Performance Award will vest in its entirety as if all performance goals have been achieved at target levels.

  Summary of Potential Termination or Change-in-Control Payments

        The table below reflects the dollar amount of compensation to each Named Executive Officer who is employed by the Company as of the date of this Proxy Statement in the event of termination of such individual's employment prior to the expiration of the employment agreements. The amounts shown assume that the termination was effective December 31, 2012.

WILLIAM ABBOTT

Benefits and Payments Upon Termination	Voluntary Termination on 12/31/12($)	Termination for Cause on 12/31/12($)	Involuntary Termination without Cause on 12/31/12($)	Retirement at "Normal Retirement Age" on 12/31/12($)	Disability on 12/31/12($)	Death on 12/31/12($)
Compensation:
Salary(1)	—	—	755,528	—	—	—
Bonus(2)	—	—	696,310	—	—	—
Incentives and Benefits:
LTIP(3)	—	—	524,102	—	—	—
Deferred Compensation Plan(4)	627,866	627,866	627,866	627,866	627,866	627,866
Life Insurance Benefits(5)	—	—	—	—	—	200,000
Unused Vacation and Personal Time Pay	101,775	101,775	101,775	101,775	101,775	101,775

EDWARD GEORGER

Benefits and Payments Upon Termination	Voluntary Termination on 12/31/12($)	Termination for Cause on 12/31/12($)	Involuntary Termination without Cause on 12/31/12($)	Retirement at "Normal Retirement Age" on 12/31/12($)	Disability on 12/31/12($)	Death on 12/31/12($)
Compensation:
Salary(1)	—	—	—	—	—	—
Bonus(2)	—	—	387,104	—	—	—
Incentives and Benefits:
LTIP(3)	—	—	336,607	—	—	—
Deferred Compensation Plan(4)	284,276	284,276	284,276	284,276	284,276	284,276
Life Insurance Benefits(5)	—	—	—	—	—	200,000
Unused Vacation and Personal Time Pay	74,805	74,805	74,805	74,805	74,805	74,805

ANNIE HOWELL

Benefits and Payments Upon Termination	Voluntary Termination on 12/31/12($)	Termination for Cause on 12/31/12($)	Involuntary Termination without Cause on 12/31/12($)	Retirement at "Normal Retirement Age" on 12/31/12($)	Disability on 12/31/12($)	Death on 12/31/12($)
Compensation:
Salary(1)	—	—	316,319	—	—	—
Bonus(2)	—	—	104,117	—	—	—
Incentives and Benefits:
LTIP(3)	—	—	75,943	—	—	—
Deferred Compensation Plan(4)	—	—	—	—	—	—
Life Insurance Benefits(5)	—	—	—	—	—	200,000
Unused Vacation and Personal Time Pay	22,692	22,692	22,692	22,692	22,692	22,692

ANDREW ROOKE

Benefits and Payments Upon Termination	Voluntary Termination on 12/31/12($)	Termination for Cause on 12/31/12($)	Involuntary Termination without Cause on 12/31/12($)	Retirement at "Normal Retirement Age" on 12/31/12($)	Disability on 12/31/12($)	Death on 12/31/12($)
Compensation:
Salary(1)	—	—	426,716	—	—	—
Bonus(2)	—	—	224,725	—	—	—
Incentives and Benefits:
LTIP(3)	—	—	130,763	—	—	—
Deferred Compensation Plan(4)	—	—	—	—	—	—
Life Insurance Benefits(5)	—	—	—	—	—	200,000
Unused Vacation and Personal Time Pay	23,702	23,702	23,702	23,702	23,702	23,702

CHARLES L. STANFORD

Benefits and Payments Upon Termination	Voluntary Termination on 12/31/12($)	Termination for Cause on 12/31/12($)	Involuntary Termination without Cause on 12/31/12($)	Retirement at "Normal Retirement Age" on 12/31/12($)	Disability on 12/31/12($)	Death on 12/31/12($)
Compensation:
Salary(1)	—	—	543,471	—	—	—
Bonus(2)	—	—	214,660	—	—	—
Incentives and Benefits:
LTIP(3)	—	—	219,789	—	—	—
Deferred Compensation Plan(4)	—	—	—	—	—	—
Life Insurance Benefits(5)	—	—	—	—	—	200,000
Unused Vacation and Personal Time Pay	72,114	72,114	72,114	72,114	72,114	72,114

(1)
Twelve month base salary pursuant to the employment agreements, if applicable.

(2)
Actual amount of bonus earned in 2012 and paid in 2013.

(3)
LTIP Awards which would have vested and settled pursuant to the 2010 and 2011 LTIP Agreements.

(4)
Balance of deferred compensation plus accrued interest.

(5)
Proceeds payable to Named Executive Officer's beneficiaries upon his or her death.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely upon a review of Forms 3 and 4, and amendments thereto furnished to the Company by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, all Securities and Exchange Commission stock ownership reports required to be filed by those reporting persons during 2012 were made timely.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of April 27, 2013, with respect to beneficial ownership of our Class A Common Stock by each of the Named Executive Officers listed in the 2012 Summary Compensation Table, each director, each director nominee, each holder of more than 5% of either class, and all current directors and executive officers as a group.

        Except as indicated in the footnotes to this table, the persons named each have sole voting and investment power over the shares shown as owned by them. The percentage of beneficial ownership is based on 359,675,936 shares of our Class A Common Stock outstanding as of April 27, 2013.

Amount of Nature of Beneficial Ownership(1)

	Class A Common Stock	% of Class	% of Total Voting Power
Name and Address of Beneficial Owner 5% Stockholders:
Hallmark Cards, Incorporated(2)	324,885,516	90.3%	90.3%
2501 McGee Street, Kansas City, MO 64108
Directors, Director Nominees and Named Executive Officers:
William Abbott	4,000	*	*
Dwight C. Arn	0	*	*
Robert C. Bloss	0	*	*
William Cella	5,970	*	*
Glenn Curtis	0	*	*
Steve Doyal	1,500	*	*
Brian E. Gardner	0	*	*
Edward Georger	3,400	*	*
Herbert A. Granath	0	*	*
Timothy Griffith	0	*	*
Donald J. Hall, Jr.(3)	324,888,019	90.3%	90.3%
Annie Howell	0	*	*
A. Drue Jennings	0	*	*
Peter A. Lund(4)	4,098	*	*
Brad R. Moore	0	*	*
Andrew Rooke	62,700	*	*
Charles L. Stanford	12,750	*	*
Deanne R. Stedem	1,000	*	*
All current directors and executive officers as a group (22 persons)	325,021,729	90.3%	90.3%

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship, or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days from April 27, 2013. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which the person has the right to acquire voting and/or investment power within 60 days. The number of shares shown includes outstanding shares of common stock owned as of April 27, 2013 by the person indicated and shares underlying options owned by such person on April 27, 2013 that were exercisable within 60 days of that date.

(2)
Based on a Schedule 13D/A filed on November 1, 2012 jointly by Hallmark Cards, Incorporated, H. A., LLC, HMK Holdings, Inc., HCC, HC Germany and Blue Holding Company, Hallmark Cards indirectly holds 324,885,516 shares, including (a) 284,885,516 shares held by HCC and (b) 40,000,000 shares held by HC Germany.

(3)
Includes 2,500 shares of Class A Common Stock beneficially owned directly by Donald J. Hall, Jr. Mr. Hall, may also be deemed to be an indirect beneficial owner of the shares beneficially owned by Hallmark Cards because Mr. Hall is a co-trustee of a voting trust which controls all of the voting securities of Hallmark Cards and he is Vice Chairman of the board of directors, Chief Executive Officer and President of Hallmark Cards. Mr. Hall disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(4)
Includes 4,098 shares of Class A Common Stock underlying options that have vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following summary descriptions of agreements to which we are a party are qualified in their entirety by reference to the agreement to which each summary description relates, each of which we have filed with the SEC. Capitalized terms used in this section and not defined shall have the same meanings as set forth in the agreements described herein.

Policies and procedures for the review, approval or ratification of transactions with related persons

        The Audit Committee, under its charter, has been delegated by the Board the authority to review and approve related party transactions. To seek approval of marketing-related transactions with Hallmark Cards, which holds approximately 90.3% of our outstanding shares of Common Stock, management begins by providing the Audit Committee a summary of the transactions, together with researched data which supports management's decision in selecting Hallmark Cards as a commercially reasonable and cost effective partner for such marketing activities. At its meetings, the Audit Committee discusses the appropriateness of the transaction for the Company and renders a decision. For efficiency purposes, the Audit Committee has asked management to seek approval only if a transaction involves a financial commitment on the part of the Company that is greater than $5,000 per transaction. Notwithstanding the foregoing, management seeks approval of transactions surrounding major holiday campaigns (for example, Valentine's Day, Mother's Day and Christmas) regardless of the monetary value involved. These practices and corporate governance principles are reflected in minutes and are not otherwise the subject of written policies or procedures.

        To seek approval of certain related-party transactions, management begins by providing a summary of the transaction and any documents that are necessary for the independent directors to review and approve the transactions. Such directors then conduct a meeting (or multiple meetings, if necessary) to discuss the appropriateness of the transactions for the Company and render their decision. In certain cases, the Board may form a special committee of directors who are independent of the transaction at hand and delegate authority to such committee to review and approve the transaction. Generally, such special committee would have authority to retain financial advisors and legal counsel who advise the committee on matters relating to the transaction.

2010 Recapitalization

        On June 29, 2010 the Company consummated the Recapitalization pursuant to a Master Recapitalization Agreement dated February 26, 2010, by and among the Company, Hallmark Cards, HCC and related entities.

        Among other things, the Recapitalization included the following:

  •
  Exchange of approximately $1.162 billion of debt (the "HCC Debt") for new debt, Preferred Stock and Common Stock;

  •
  Mergers of two intermediate holding companies, Hallmark Entertainment Investments Co., ("HEIC") and Hallmark Entertainment Holdings, Inc., with and into the Company (collectively, the "Mergers");

  •
  Reclassification of shares of Class B Common Stock into shares of Class A Common Stock upon the filing of the Second Amended and Restated Certificate of Incorporation; and

  •
  Approval and authorization for the future filing of the Third Amended and Restated Certificate of Incorporation, the principal effect of which would be a reverse split of shares of Common Stock at such time as authorized by the Company's Board of Directors.

        The following were issued in exchange for HCC Debt:

  •
  $315.0 million principal amount of new debt issued pursuant to the terms of the credit agreement between the Company and HCC in two tranches: (i) the $200.0 million Term A Loan bearing interest at 9.5% per annum through December 31, 2011, and 12% thereafter and (ii) the $115.0 million Term B Loan bearing interest at 11.5% through December 31, 2011, and 14.0% thereafter (collectively, the "New Debt");

  •
  185,000 shares of the Company's Series A Convertible Preferred Stock, $0.01 par value, with the terms summarized under "Preferred Stock Terms" below; and

  •
  254,887,860 shares of the Company's Class A Common Stock in exchange for the residual amount of HCC Debt converted at $2.5969 per share.

        In addition, the transactions resulted in the following:

  •
  The increase of the authorized shares of Class A Common Stock to 500,000,000 shares; the decrease of the authorized Preferred Stock to 1,000,000 shares; and the elimination of the Class B Common Stock;

  •
  Amendment No. 2 to the Tax Sharing Agreement between the Company and Hallmark Cards, to among other things, (i) permit Hallmark Cards to defer any future tax benefit payable to the Company for application against future tax liabilities of the Company (ii) allow the Company to deduct interest accrued on the 10.25% senior secured note from January 1, 2010, through June 29, 2010; and (iii) provide for the treatment of the Recapitalization under the Tax Sharing Agreement;

  •
  Execution of the registration rights agreement, by and among the Company, HCC and certain HEIC stockholders;

  •
  Extension of the Company's $30.0 million revolving line of credit with JP Morgan Chase Bank to June 30, 2011, and Hallmark Card's agreement to guarantee up to $30.0 million for such revolving line of credit; and

  •
  A Stockholders Agreement, by and among the Company, HCC and Hallmark Cards, pursuant to which, among other things, Hallmark Cards entities agreed not to acquire, through December 31, 2013, additional shares of Class A Common Stock, subject to certain exceptions, and agreed to certain restrictions on their ability to sell or transfer shares of Class A Common Stock until December 31, 2013 and, subject to lesser restrictions, until December 31, 2020.

        Immediately after consummation of the Mergers and issuance of Common Stock in partial exchange for HCC Debt, HCC owned approximately 90.3% of the Company's Class A Common Stock and all of the outstanding Preferred Stock.

        On July 14, 2011, the Company used the proceeds of its new term loan to repay the New Debt and used the proceeds of its outstanding $300 million senior secured notes to redeem all outstanding shares of Preferred Stock. Hallmark Cards, through its subsidiaries HCC and Hallmark Cards GmbH, continues to maintain voting and investment control with beneficial ownership of approximately 90.3% of the Company's Class A Common Stock.

Tax Sharing Agreements

        On March 11, 2003, the Company became a member of Hallmark Cards consolidated federal tax group and entered into a federal tax sharing agreement with Hallmark Cards (the "Tax Sharing Agreement"). Until the Federal Tax Deconsolidation described below, Hallmark Cards included the Company in its consolidated federal income tax return. Accordingly, Hallmark Cards benefited from past tax losses. Based on the original Tax Sharing Agreement, Hallmark Cards paid the Company all of the benefits realized by Hallmark Cards as a result of consolidation, 75% in cash on a quarterly basis and the balance when the Company became a taxpayer. Under that Tax Sharing Agreement, at Hallmark Cards' option, this 25% balance could be applied as an offset against any amounts owed by the Company to any member of the Hallmark Cards consolidated group under any loan, line of credit or other payable, subject to any limitations under any loan indentures or contracts restricting such offsets.

        In connection with the Recapitalization, the Tax Sharing Agreement was amended, effective as of January 1, 2010. The amendment provided, among other things, that:

  •
  Hallmark Cards would not pay any Crown Tax Benefits (defined in the Tax Sharing Agreement) in cash and instead carried forward any such amounts to offset future Crown Tax Liability (defined in the Tax Sharing Agreement);

  •
  the Company was allowed to deduct both cash-pay and pay-in-kind, or PIK, interest due to Hallmark Cards in calculating tax-sharing payments;

  •
  the conversion of the HCC Debt pursuant to the Recapitalization was not deemed the payment of interest expense to Hallmark Cards;

  •
  cancellation of indebtedness income resulting from the Recapitalization was excluded from the calculation of tax sharing payments for the 2010 tax year; and

  •
  any amounts related to taxes owed to Hallmark Cards prior to December 31, 2009, was included in the HCC Debt.

        Hallmark Cards agreed to waive the state tax liability associated with the cancellation of debt income in those states in which Hallmark Cards files a combined return.

        Since May 9, 2000, the Company has been included in certain combined state income tax returns of Hallmark Cards or Hallmark Entertainment Holdings. Consequently, Hallmark Entertainment Holdings and the Company entered into a state tax sharing agreement. Under the state tax sharing agreement, Hallmark Cards (as successor to Hallmark Entertainment Holdings) and the Company file consolidated, combined or unitary state tax returns. The Company makes tax-sharing payments to (or receives payments from) Hallmark Cards equal to the taxes (or tax refunds) that the Company would pay (or receive) if it filed on a stand-alone basis. Such payments are computed based on the Company's taxable income (loss) and other tax items beginning the day following the May 9, 2000, reorganization.

  Federal Tax Deconsolidation

        On October 31, 2012, pursuant to an agreement dated October 29, 2012, Hallmark Cards caused 40 million shares of the Company's Common Stock to be transferred from HCC to a German subsidiary of Hallmark Cards which is not part of Hallmark Cards' consolidated federal tax group, reducing the ownership of Hallmark Cards' consolidated federal tax group from 90.3% to 79.2%. As a result of such transfer, the Company is no longer part of the Hallmark Cards' consolidated federal tax group for federal income tax purposes.

        As required pursuant to the stockholder agreement dated June 29, 2010 (the "Stockholder Agreement"), the German subsidiary executed a joinder agreement thereby becoming a party to the Stockholder Agreement. As a condition of the Federal Tax Deconsolidation, the Company agreed that consistent with the terms of the Stockholder Agreement, the Company will not impede future transfers of the 40 million shares back to an affiliate of Hallmark Cards. Further, the Company agreed that if any taxing authority determines that the Federal Tax Deconsolidation did not result in the Company no longer being a member of the Hallmark Cards' consolidated federal tax group, then the Tax Sharing Agreement will be deemed to have been continuously in effect.

        The purpose of the Federal Tax Deconsolidation was to enable the Company to access $692.0 million of net operating losses incurred by the Company prior to March 11, 2003 (the "NOLs"), the date it became part of Hallmark Cards' consolidated federal tax group. Because of limitations in the Internal Revenue Code, Hallmark Cards' consolidated federal tax group was restricted in its ability to utilize these NOLs. As a separate company taxpayer, the Company will be limited in the use of the NOLs only by its ability to generate sufficient future taxable income.

        In September 2012, the Company obtained a private letter ruling from the Internal Revenue Service in support of its position that as a result of the Federal Tax Deconsolidation, it will no longer be part of Hallmark Cards' consolidated federal tax group and the restrictions on its ability to utilize the NOLs will no longer apply.

Intercompany Services Agreement with Hallmark Cards

        Hallmark Cards provides Crown Media Holdings with tax, risk management, health safety, environmental, insurance, legal, treasury, human resources, cash management, real estate consulting services and other services as may be requested by the Company. In exchange, the Company is obligated to pay Hallmark Cards a fee, plus out-of-pocket expenses and third party fees, in arrears on the last business day of each quarter. Such fees paid in 2012 were $457,000.

Lease Guarantees with Hallmark Cards

        Lease Guarantee—California.    On February 24, 2010, the Company executed a letter of credit/guaranty commitment with respect to a certain lease agreement with 12700 Investments, Ltd. for the office space at 12700 Ventura Boulevard, Studio City, California. The landlord required that Crown Media United States, the entity which executed the lease, obtain a letter of credit of $1.6 million securing certain obligations of Crown Media United States. Consequently, Hallmark Cards agreed to guarantee the issuer of such letter of credit against any loss thereon pursuant to the guaranty. As an inducement for Hallmark Cards to issue the guaranty, Crown Media United States agreed to pay Hallmark Cards a fee which equals 0.75% per annum of the outstanding letter of credit obligation. Additionally, in the event that Hallmark Cards is required to pay any amount under the guaranty, Crown Media United States must reimburse Hallmark Cards for any such amount plus any fees and charges associated with making such payment, any interest applicable to such amount and any costs and expenses of Hallmark Cards in connection with protecting its rights under the guaranty.

        Lease Guarantee—New York.    On September 2, 2008, Hallmark Cards issued a guaranty for the benefit of Crown Media United States, which guaranty pertains to a lease agreement with Paramount Group, Inc. for the office space at 1325 Avenue of the Americas, New York, New York. As a condition to executing the lease agreement, the landlord required Hallmark Cards to guaranty all obligations of Crown Media United States under the lease agreement. As an inducement for Hallmark Cards to issue the guaranty, Crown Media United States paid Hallmark Cards a fee which equals 0.28% per annum of the outstanding obligation under the lease agreement. Additionally, in the event that Hallmark Cards is required to pay any amount under the guaranty, Crown Media United States must reimburse Hallmark Cards for any such amount plus any fees and charges associated with making such payment, any interest applicable to such amount and any costs and expenses of Hallmark Cards in connection with protecting its rights under the guaranty.

Hallmark Hall of Fame Agreements

        In 2008, Crown Media United States entered into an agreement with Hallmark Hall of Fame Productions, LLC, a subsidiary of Hallmark Cards, for the exclusive television license of 58 "Hallmark Hall of Fame" movies, consisting of 16 contemporary Hallmark Hall of Fame titles (i.e., produced from 2003 to 2008) and 42 older titles, for exhibition on Hallmark Channel and Hallmark Movie Channel. These titles are licensed for ten year windows, which commenced at various times between 2007 and 2010. This agreement makes Hallmark Channel and Hallmark Movie Channel the exclusive home for these movies. The total license fee for these movies is $17.2 million and is payable in equal monthly installments over the various ten-year exhibition windows.

        In 2011 Crown Media United States entered into an additional agreement with Hallmark Hall of Fame Productions, LLC for the exclusive television license of 16 "Hallmark Hall of Fame" movies produced from 2009 through 2014, for exhibition on Hallmark Channel and Hallmark Movie Channel. These titles are licensed for ten year windows, with windows commencing at various times between 2011 and 2014, depending on availability. The total license fee for these movies is $10.0 million and is payable in equal monthly installments over the various ten-year exhibition windows.

Hallmark Hall of Fame Production and License Agreement

        On July 6, 2011, the Company and Hallmark Cards entered into an agreement whereby Hallmark Cards provided the Company one-week, limited play licenses for each of six new "Hallmark Hall of Fame" two-hour movies produced by Hallmark Cards over the two-year contract term. In exchange for approximately two-thirds of the advertising units otherwise available during each airing of the movies, Hallmark Cards has or will pay the Company $3.4 million of cash ratably as the individual licenses open. The Company has estimated the fair value of the program licenses to be approximately $1.0 million. The Company will recognize total advertising revenue of approximately $4.4 million as it fulfills its advertising obligation to Hallmark Cards. As of March 31, 2013, five of such movies have aired on Hallmark Channel.

"hoops & yoyo" and "Jingle Pup"

        During November and December of 2009 and February of 2010, hoops & yoyo, popular animated characters created and owned by Hallmark Cards, were used to host certain of our original movies airing on Hallmark Channel. The characters appeared intermittently during the airing of the movies to provide commentaries and narratives pertinent to the movies. Hallmark Cards provided the content and no license fee was paid by the Company to Hallmark Cards for such content.

        During the holiday season in 2011, Jingle Pup and hoops & yoyo animated specials, each of which is 30-minutes in length, aired on Hallmark Channel. The license term for Jingle Pup is from November 2011 through December 2020 and the term for hoops & yoyo is from December 2011 through December 2016. We entered into license agreements with Hallmark Cards for two new animated specials, hoops & yoyo Haunted Halloween and Jingle & Bell's Christmas Star, which aired in 2012. The license term for hoops & yoyo Haunted Halloween and Jingle & Bell's Christmas Star is from 2012 through 2016 and from 2012 through 2021, respectively.

Stockholders Agreement

        Pursuant to the Recapitalization, the Company, Hallmark Cards and HCC entered into the Stockholders Agreement which provides for, among other things, the following.

  Standstill provisions:

        Hallmark Cards will not, and will cause its controlled affiliates not to, acquire any additional shares of Common Stock (including pursuant to a short form merger) until December 31, 2013 except:

            (i)  acquisitions that are effected with the prior approval of a special committee of the Board of Directors comprised solely of independent and disinterested directors;

           (ii)  acquisitions in connection with the conversion of Preferred Stock;

          (iii)  in the event that the Company issues additional shares of capital stock, such additional shares as are necessary to ensure that Hallmark Cards continues to hold at least the same percentage of the shares of all classes of the Company's capital stock as Hallmark Cards owned immediately prior to such issuance; and

          (iv)  acquisitions effected between January 1, 2012 and December 31, 2013 and either (x) in connection with certain Premium Transactions (as defined below) or (y) pursuant to a tender offer by Hallmark Cards or its affiliates for all of the outstanding shares of Common Stock, provided the holders of Common Stock not affiliated with Hallmark Cards tender, in the aggregate, at least a majority of the shares of Common Stock held by all such stockholders at such time.

        "Premium Transaction" means a transaction involving the sale or transfer by HCC of its shares of Common Stock to a third party (by merger or otherwise) in which all stockholders unaffiliated with Hallmark Cards are entitled to participate and are entitled to receive both (i) consideration equivalent in value to the highest consideration per share of Common Stock received by HCC in connection with such transaction, and (ii) a premium of $0.50 per share of Common Stock (subject to adjustment for any stock splits, combinations, reclassifications, adjustments, sale of Common Stock by the Company, or sale of Common Stock by HCC pursuant to a public offering or block trade as described above, or any similar transaction). For the avoidance of doubt, the aggregate premium shall not exceed $17,400,880, which is the product of the number of outstanding shares owned by minority stockholders as of the date of the Master Recapitalization Agreement multiplied by $0.50. Also, for the avoidance of doubt, HCC may effectuate a Premium Transaction pursuant to a short-form merger (or other merger) between the Company and HCC or any purchaser of its shares, so long as the holders of Class A Common Stock not affiliated with HCC receive the consideration provided for in this paragraph in connection with such merger.

  Co-sale provisions:

        Until December 31, 2013, HCC will not sell or transfer its Common Stock to a third party except:

            (i)  to an affiliate of Hallmark Cards or pursuant to a bona fide pledge of the shares to a lender that is not an affiliate of Hallmark Cards (collectively, a "Permitted Transfer");

           (ii)  with the prior approval of a special committee of the Board of Directors comprised solely of independent and disinterested directors; or

          (iii)  after January 1, 2012 until December 31, 2013 (x) in a Premium Transaction or (y) pursuant to a public offering or block trade in which to the knowledge of HCC, no purchaser (together with its affiliates and associates) acquires beneficial ownership of a block of shares of the Company in such transaction in excess of 5% (in the case of a public offering) or 2% (in the case of any block trade) of the outstanding Common Stock.

        From and after January 1, 2014 until the earlier of December 31, 2020, or such time as Hallmark Cards and its controlled affiliates no longer beneficially own a majority of the Common Stock, HCC will not sell or transfer, in one or a series of related transactions, a majority of the outstanding shares of Common Stock to a third party, unless (x) in a Permitted Transfer, (y) with the prior approval of a special committee of the Board of Directors or (z) all stockholders unaffiliated with Hallmark Cards will at Hallmark Card's option be entitled to either participate in such transaction on the same terms as HCC or receive cash consideration equivalent in value to the highest consideration per share of Common Stock received by HCC in connection with such transaction.

  Subscription rights:

        Except as otherwise set forth below, any time the Company proposes to issue equity securities of any kind, including any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities ("Proposed Securities"), the Company will:

            (i)  give written notice setting forth in reasonable detail (w) the designation and all of the terms and provisions of the Proposed Securities, including the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity, (x) the price and other terms of the proposed sale of such securities, (y) the amount of such securities proposed to be issued, and (z) such other information as HCC reasonably requests in order to evaluate the proposed issuance; and

           (ii)  offer to issue to HCC or its affiliate a portion of the Proposed Securities equal to a percentage (the "Fully Diluted Ownership Percentage") determined by dividing (x) the number of shares owned by HCC and its affiliates immediately prior to the issuance of the Proposed Securities by (y) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares outstanding on a fully diluted basis.

        If the Proposed Securities are to be issued to employees of the Company or its affiliates as compensation with the approval of the Board of Directors (the 'Employee Proposed Securities"), the Company must comply with the following:

            (i)  If the Employee Proposed Securities are shares of capital stock, subject to vesting or other similar conditions ("Restricted Stock"), then HCC and, if applicable, its affiliates have the right to purchase capital stock of the same class as the Restricted Stock but which is not subject to vesting or other similar conditions. HCC or its affiliates may purchase up to the number of shares of capital stock equal to the number of shares of Restricted Stock to be issued multiplied by a fraction, the numerator of which is the Fully Diluted Ownership Percentage and the denominator of which is 100% minus the Fully Diluted Ownership Percentage. The purchase price for such securities will be the fair market value of the Restricted Stock on the date of issuance.

           (ii)  If the Employee Proposed Securities are options to acquire capital stock of the Company, then the issuance of the Proposed Securities will be deemed to occur upon the exercise of the options and not upon the issuance of the options, and HCC and, if applicable, its affiliates, will have the right to purchase, prior to the expiration of ten (10) business days after receipt of notice of such exercise from the Company, capital stock of the same class as the underlying security.

  HCC or its affiliates may purchase up to the number of shares of capital stock equal to the number of shares of the underlying security to be issued upon the exercise of such Employee Proposed Securities multiplied by a fraction, the numerator of which is the Fully Diluted Ownership Percentage and the denominator of which is the quantity 100% minus the Fully Diluted Ownership Percentage. The issuance price will be deemed to be the fair market value of the underlying security on the date of exercise and not the exercise price of the option or right.

        If the Proposed Securities are options or rights to acquire capital stock of the Company but are not Employee Proposed Securities, then the issuance of the Proposed Securities will be deemed to occur upon the exercise of the options or rights and not upon the issuance of the options or rights, and HCC and, if applicable, its affiliates have the right to purchase capital stock of the same class as the underlying security. HCC or its affiliates may purchase up to the number of shares of capital stock equal to the number of shares of the underlying security to be issued upon the exercise of such Proposed Securities multiplied by a fraction, the numerator of which is the Fully Diluted Ownership Percentage and the denominator of which is the quantity 100% minus the Fully Diluted Ownership Percentage. The issuance price will be deemed to be the sum of the purchase price for such options or rights, plus any additional consideration paid upon exercise of such options or rights.

        HCC and, if applicable, its affiliates, must exercise their purchase rights within ten (10) business days after receipt of such notice from the Company. Upon the expiration of the offering period, the Company will be free to sell such Proposed Securities that HCC and its affiliates have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered HCC and its affiliates. The majority of the obligations of Hallmark Cards set forth in the Stockholders Agreement will terminate upon a payment default on the New Debt, subject to a 60-day cure period. The Stockholders Agreement also terminates on the earliest of (i) such time as Hallmark Cards and its controlled affiliates cease to hold a majority of the Common Stock, (ii) such time as Hallmark Cards and its affiliates own all of the outstanding Common Stock and (iii) December 31, 2020.

Registration Rights Agreement

        In connection with the Recapitalization, the Company and HCC are parties to a Registration Rights Agreement (the "HCC Registration Rights Agreement") relating to the shares of Common Stock (i) issued to HCC or any joined party in connection with the Mergers, (ii) issuable to HCC upon conversion of the HCC Debt and upon conversion of the Preferred Stock, (iii) acquired by HCC pursuant to its subscription rights as set forth in the Stockholders Agreement and (iv) issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares of Common Stock referred to in clauses (i)—(iii) (the shares described in clauses (i)—(iv) collectively, the "Registrable Securities"). The HCC Registration Rights Agreement grants (i) three demand registration rights exercisable by the holders of a majority of the Registrable Securities, (ii) three resale shelf demand rights exercisable by holders of a majority of the Registrable Securities and (iii) unlimited piggyback rights. The expenses of any of these registrations will be borne by the Company.

Trademark Agreement with Hallmark Cards

        Crown Media United States operates under the benefit of a limited trademark license agreement with Hallmark Licensing, LLC, dated March 27, 2001, which has been extended through the earlier of (i) July 14, 2019 and (ii) the later of (x) the expiration or termination of the Credit Agreement and (y) the redemption of all of the Notes, subject to any earlier termination of such license agreement pursuant to the respective terms of such license agreement. The amended and restated Crown Media United States trademark agreement permits Crown Media United States to name its network service as the "Hallmark Channel." The agreement contains usage standards, which limit certain types of programming and programming content aired on Crown Media United States' network. Crown Media

United States also has a similar trademark license agreement with Hallmark Licensing, LLC, which is effective January 1, 2004, and has been extended through the earlier of (i) July 14, 2019 and (ii) the later of (x) the expiration or termination of the Credit Agreement and (y) the redemption of all of the Notes, subject to any earlier termination of such license agreement pursuant to the respective terms of such license agreement, to permit the use of the Hallmark trademark in the name of the "Hallmark Movie Channel."

        Under the agreement, if Hallmark Cards notifies us in writing that it has determined that we have failed to comply with the usage standards set forth in the agreement or have otherwise breached our obligations under the agreement, we are required to stop activity in non-compliance within ten days of that notice or we may be in default of the agreement. We also may be in default if Hallmark Cards delivers such a written notice to us with respect to its standards three or more times in any 12-month period. In addition, there may be a default under the agreement if we fail to make any payments due under loan agreements within five days of the due date, or if we receive an opinion from our auditors that shows that we no longer are a going concern.

        The license agreements can be terminated immediately and without notice if we transfer in any way our rights under the license agreements, if we have an event of default under the agreement or in events of bankruptcy, insolvency or similar proceedings.

        The Company has accounted for the agreement pursuant to the contractual terms of the arrangement, which is royalty free. Accordingly, no amounts have been reflected in the consolidated balance sheets or consolidated statements of operations and of the Company.

Certain Business Relationships and Conflicts of Interest

        Hallmark Cards, through its wholly-owned subsidiaries HCC and Hallmark Cards GmbH, holds approximately 90.3% of our outstanding shares of Common Stock. Hallmark Cards' control could discourage others from initiating potential merger, takeover or other change of control transactions that may otherwise be beneficial to our businesses or holders of Common Stock. As a result, the market price of our Common Stock or our business could suffer.

        Hallmark Cards' control relationship with us also could give rise to conflicts of interest, including:

  •
  conflicts between Hallmark Cards, as our controlling stockholder, and our other stockholders, whose interests may differ with respect to, among other things, our strategic direction or significant corporate transactions;

  •
  conflicts related to corporate opportunities that could be pursued by us, on the one hand, or by Hallmark Cards or its other affiliates, on the other hand; or

  •
  conflicts related to existing or new contractual relationships between us, on the one hand, and Hallmark Cards and its affiliates, on the other hand.

        In addition, our directors, who may also be officers or directors of Hallmark Cards or its affiliates, will have fiduciary duties, including duties of loyalty, to both companies and may have conflicts of interest with respect to matters potentially involving or affecting us.

        Our certificate of incorporation provides that Hallmark Cards will have no duty to refrain from engaging in activities or lines of business that are the same as or similar to the activities or lines of business in which we engage, and neither Hallmark Cards nor any officer or director of Hallmark Cards, except as provided below, will be liable to us or to our stockholders for breach of any fiduciary duty by reason of any such activities of Hallmark Cards. In the event that Hallmark Cards acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Hallmark Cards and us, Hallmark Cards will have no duty to communicate or offer that corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder by reason of the fact that Hallmark Cards pursues or acquires that corporate opportunity for itself, directs that corporate opportunity to another person, or does not communicate information regarding that corporate opportunity to us.

        In the event that one of our directors or officers who is also a director or officer of Hallmark Cards acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and Hallmark Cards, that director or officer will have fully satisfied his or her fiduciary duty to us and our stockholders with respect to that corporate opportunity if that director or officer acts in a manner consistent with the following policy:

  •
  a business opportunity offered to any person who is one of our officers, and who is also a director but not an officer of Hallmark Cards, will belong to us;

  •
  a business opportunity offered to any person who is one of our directors but not one of our officers, and who is also a director or officer of Hallmark Cards, will belong to us if that opportunity is expressly offered to that person in his or her capacity as one of our directors, and otherwise will belong to Hallmark Cards;

  •
  a business opportunity offered to any person who is one of our officers and an officer of Hallmark Cards will belong to us if that opportunity is expressly offered to that person in his or her capacity as one of our officers, and otherwise will belong to Hallmark Cards; and

  •
  a corporate transaction opportunity will belong to Hallmark cards and any person who is an officer or director of us and an officer or director of Hallmark Cards shall have no duty to communicate such corporate transaction opportunity to us.

        For purposes of the policy:

  •
  a "business opportunity" is any corporate opportunity relating to the operation of a multichannel video programming provider, other than a corporate transaction opportunity;

  •
  a "corporate transaction opportunity" is any corporate opportunity relating to the acquisition by a third party unaffiliated with Hallmark Cards of the Company or of all or a material portion of its equity, debt, assets or voting power; and

  •
  a director who is our Chairman of the Board or Chairman of a committee of the Board will not be deemed to be one of our officers by reason of holding that position, unless that person is one of our full-time employees.

The foregoing provisions of our certificate of incorporation will expire on the date that Hallmark Cards ceases to own beneficially Common Stock representing at least 20% of the total voting power of all of our classes of outstanding capital stock and no person who is one of our directors or officers is also a director or officer of Hallmark Cards or any of its subsidiaries.

 AUDIT COMMITTEE

Report of the Audit Committee

        Management is responsible for the Company's internal controls, and the Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with U.S. generally accepted auditing standards and issuing a report on the financial statements. The Audit Committee has general oversight responsibility with respect to these matters. The Audit Committee reviews the results and scope of the audit conducted by the Company's independent auditors.

        The Audit Committee has met and held discussions with our management and independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted auditing standards. The Audit Committee has:

  •
  reviewed and discussed the audited financial statements with management;

  •
  discussed with the independent auditors the matters required to be discussed by the statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

  •
  received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor's independence.

        Based on the Audit Committee's review and discussions detailed above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE:

A. Drue Jennings, Chairman
Herbert Granath
Peter A. Lund

The preceding information under the caption "Report of the Audit Committee" shall be deemed to be "furnished" but not "filed" with the Securities and Exchange Commission.

Pre-Approval Policy and Procedures for Services of Independent Public Accountants

        As part of its duties under the Audit Committee Charter, the Audit Committee annually pre-approves all audit and non-audit services performed by the Company's auditors in order to assure that the auditors are independent from the Company. If a type of service to be provided by the auditors has not been pre-approved during this annual process, the Audit Committee pre-approves such service on a case-by-case basis. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the auditors. All Audit Fees described under "Audit Fees" below were pre-approved by the Company's Audit Committee.

Appointment of Auditors for 2013

        The Audit Committee of our Board engaged KPMG LLP to serve as our independent public accountant for the year ending December 31, 2013. We expect representatives of KPMG LLP to attend the annual meeting, be available to respond to appropriate questions from stockholders and be given an opportunity to speak, if desired.

Audit Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audits of the Company's annual financial statements for 2011 and 2012:

	Fiscal Year
Type of Fee	2011	2012
Audit Fees(1)	$936,028	$838,169
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$936,028	$838,169

(1)
Audit Fees are principally for the audit of our annual financial statements, internal controls over financial reporting, and review of financial statements included in our Forms 10-Q.

SUBMISSION OF STOCKHOLDER PROPOSALS

        The deadline for submitting stockholder proposals under Rule 14a-8, promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), for inclusion in the proxy statement for the next annual meeting is February 26, 2014.

        Our bylaws provide that any stockholder wishing to bring any nomination or other business before an annual meeting must give timely notice in proper written form to the Company Secretary not less than 90 days nor earlier than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, to be timely, the stockholder notice must be received not later than the close of business on the 90th day and not earlier than the 120th day prior to such annual meeting, or by the 10th day after public disclosure of the date of the annual meeting. For the Company's 2014 Annual Meeting, notice must be received between February 26, 2014 and March 28, 2014. The notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including the person's written consent to being named and to serving, if elected, as a director), (b) as to any other business proposed to be brought before the meeting, a brief description of and the reasons for the business, and any material interest of the person bringing the proposal, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of, and the class and number of shares owned by, the stockholder and any beneficial owner.

 OTHER BUSINESS

        The Board knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

By Order of the Board of Directors
/s/ BRIAN E. GARDNER BRIAN E. GARDNER Secretary

April 30, 2013

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Crown Media Holdings, Inc. 01NEHD 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. For Against Abstain 2. Approval of Chief Executive Officer’s and Other Executive Officers’ Performance Based Compensation for IRS Section 162(m) purposes. 3. Any other matters that properly come before the meeting and any adjournments thereof. 01 - William J. Abbott 04 - William Cella 07 - Brian E. Gardner 02 - Dwight C. Arn 05 - Glenn Curtis 08 - Herbert A. Granath 03 - Robert C. Bloss 06 - Stephen Doyal 09 - Timothy Griffith 1. Election of the 14 members of the Company’s Board of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 10 - Donald J. Hall Jr. 11 - A. Drue Jennings 12 - Peter A. Lund 13 - Brad Moore 14 - Deanne R. Stedem MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 5 9 6 8 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Pacific Time, on June 25, 2013. Vote by Internet • Go to www.investorvote.com/CRWN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Notice of 2013 Annual Meeting of Shareholders 12700 Ventura Boulevard, Suite 200 Studio City, CA 91604 Proxy Solicited by Board of Directors for Annual Meeting — June 26, 2013 Charles Stanford and William J. Abbott, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Crown Media Holdings, Inc. to be held on June 26, 2013 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed under Proposal 1, and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — Crown Media Holdings, Inc. Change of Address — Please print your new address below. Comments — Please print your comments below. C Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2012 Annual Report to Stockholders are available at www.hallmarkchannel.com/2013annualmeeting.html IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

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PLEASE VOTE. YOUR VOTE IS IMPORTANT.
SOLICITATION OF PROXIES
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD OF DIRECTORS
THE BOARD OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
PROPOSAL 2 APPROVAL OF CHIEF EXECUTIVE OFFICER'S AND CERTAIN OTHER EXECUTIVE OFFICERS' PERFORMANCE-BASED COMPENSATION FOR IRS SECTION 162(m) PURPOSES
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION OF EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Amount of Nature of Beneficial Ownership (1)
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER BUSINESS